As filed with the Commission on October 17, 2011	File No. 333-172934

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3 to

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NORTHRIDGE VENTURES INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation or Organization)

1000

(Primary Standard Industrial Classification Code Number)

98-0449083

(I.R.S. Employer Identification No.)

2325 Hurontario Street, Suite 204

Mississauga, Ontario L5A 4K4

(647) 918-4955

(Address and telephone number of principal executive offices)

Laughlin International

2533 Carson Street

Carson City, Nevada 89706

775-883-8484

(Name, address and telephone number of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Number of Shares to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	24,000,000	$0.005	$120,000	$13.93

(1)     Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act and based upon 24,000,000 shares of common stock to be sold in this offering.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

Preliminary Prospectus

Subject to completion

NORTHRIDGE VENTURES INC.

15,000,000 to 24,000,000 Shares of Common Stock

Price: $0.005 per share

This is a public offering of shares of common stock of Northridge Ventures Inc. We will be selling a minimum of 15,000,000 and a maximum of 24,000,000 shares of our common stock in this offering at $0.005 per share. The shares will be sold by our President on a best efforts basis. No subscriptions will be accepted until we receive-fully paid subscriptions for the minimum offering within 90 days. No subscription will be considered fully-paid or counted towards the minimum offering until the payment clears funds at our bank. Once accepted, subscriptions are irrevocable and cannot be withdrawn by the subscriber. This offering will remain open until the earlier of the date that all the offered shares are sold and 120 days after the date of this prospectus; provided that, the minimum subscription is sold within 90 days. There will be no extension of the offering period. This offering may be terminated at any time for any reason whatsoever.

Investors will only receive their funds back if we do not raise the minimum amount of the offering within 90 days. If the minimum offering is not completed within 90 days, all funds will be promptly returned to subscribers without interest or deductions. Subscriptions may be accepted or rejected for any reason or for no reason.

Proceeds from this offering will not be deposited into an escrow, trust or similar account. If we are sued for any reason and a judgment is rendered against us, all proceeds from this offering could be seized. If we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including the proceeds from this offering, and used to pay our creditors. If that happens, our investors will lose their investment, even if we fail to raise the minimum amount in this offering.

Prospective investors should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide investors with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate on the date of this prospectus, regardless of the time of any sale of securities.

We have earned no meaningful revenue since inception. We have also incurred significant operating losses since inception and we expect to continue to incur losses to implement our business plan. Our auditors have expressed substantial doubt about our ability to continue as a going concern. If we cannot continue as a going concern, then our stockholders may lose all of their investment.

An investment in our stock is extremely speculative and involves several significant risks. Prospective investors are cautioned not to invest unless they can afford to lose their entire investment. We urge all prospective investors to read the “Risk Factors” section of this prospectus beginning on page 6 and the rest of this prospectus before making an investment decision.

Information contained herein is subject to completion or amendment. A registration statement concerning the offered shares has been filed with the Securities and Exchange Commission. The offered shares may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the offered shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

This offering is not available to residents of British Columbia.

	Price to Public Per Share	Underwriting Discounts and Commissions	Proceeds to the Company (1)
Per Share	$0.005	Nil	$0.005
Minimum 15,000,000 shares	$0.005	Nil	$75,000
Maximum 24,000,000 shares	$0.005	Nil	$120,000
(1) Proceeds to Northridge Ventures Inc. are shown before deducting offering expenses estimated at $5,000 (including legal and accounting fees).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 17 , 2011.

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Prospectus Summary

The following summary is not complete and does not contain all of the information that may be important to prospective investors. Each prospective investor is urged to read this prospectus in its entirety before making an investment decision to purchase our common stock.

As used in this prospectus, unless the context otherwise requires, “the Company”, “we”, “us”, “our” or “Northridge” refers to Northridge Ventures Inc. “SEC” refers to the Securities Exchange Commission. “Securities Act” refers to the Securities Act of 1933, as amended. “Exchange Act” refers to the Securities Exchange Act of 1934, as amended. “NRS” refer to the Nevada Revised Statutes, as amended.

Our Business

Northridge Ventures Inc. (formerly Portaltochina.com, Inc.) is a mineral exploration company, formed on March 18, 2003, under the laws of the State of Nevada. Our office is located at 2325 Hurontario Street, Suite 204, Mississauga, Ontario L5A 4K4. Our telephone number is (647) 918-4955. Our facsimile number is (416) 850-5739.

We are an exploration stage company, which means that we do not have an established commercially mineable deposit for extraction. We are engaged in the business of acquiring mineral exploration rights throughout North America, exploring for commercially producible quantities of minerals, and exploiting any mineral deposits we discover that demonstrate economic feasibility.

Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us on any mineral property may not result in the discovery of commercially exploitable reserves of valuable minerals. The probability of a mineral claim ever having commercially exploitable reserves is extremely remote, and in all probability our mineral claims do not contain any reserves. Any funds spent on the acquisition and exploration of these claims will probably be lost. If we are unable to find reserves of valuable minerals or we cannot remove the minerals because we either do not have the capital to do so, or because it is not economically feasible to do so, then we may cease operations and our investors will lose their investment.

We intend to seek out prospective mineral exploration properties by retaining the services of professional mining geologists to be selected. As of the date of this prospectus, we have not selected a geologist. We are initially focusing our exploration efforts in the Province of Newfoundland and Labrador, but we will also consider exploration opportunities elsewhere in North America.

We own a 100% undivided mineral interest in 19 non-contiguous mineral claims covering 475 hectares located within the southeastern part of Labrador, in the province of Newfoundland and Labrador, Canada (the “Paradise River Property”). A mineral claim is a mining right that grants the holder the exclusive right to search for and develop any mineral substance within a given area. Our claims give us the exclusive right to all of the mineral deposits situated on the Paradise River Property.

Under Newfoundland law, our mineral claims may be held for one year after the date of issuance, and thereafter from year to year if, on or before the anniversary date, we perform assessment work on the underlying claims having a minimum value of not less than C$200 per claim in the first year, C$250 per claim in the second year, and C$300 per claim in the third year. If we are unable to complete the assessment work required to be done in any twelve month period, we can maintain our claims in good standing by posting a cash security deposit for the amount of the deficiency. When the deficient work is completed and accepted, the security deposit will be refunded. Otherwise, the security deposit will be forfeited. If we do not comply with these maintenance requirements, then we will forfeit our claims at the end of the anniversary date for each respective claim. All of our claims are presently in good standing, which means that they are free and clear of all work and/or monetary holding requirements.

On June 10, 2011, the Canadian Securities Administrators (CSA) published for comment proposed Multilateral Instrument 51-105 Issuers Quoted in the U.S. Over-the-Counter Markets (“MI 51-105”), which could, if adopted and applicable to Northridge Ventures Ltd., require us to file a technical report concerning the Paradise River Property that will comply with the provisions of the CSA’s National Instrument 43-101, Standards of Disclosure for Mineral Projects (a "Technical Report"). While MI 51-105 is not yet in force, our management is of the view that it is in the best interest of the Company to produce a Technical Report before engaging in any exploration of the Paradise River Property. We will not engage in any exploration or any other activity with respect to the Paradise River Property whatsoever until the Technical Report has been completed.

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The Technical Report will be prepared by a qualified professional engineer, and will follow the guidelines specified by the Canadian Council of Professional Geoscientists ("CCPG"). It will describe the Paradise River Property, its location, history, geological setting, deposit types and mineralization. The Technical Report will also set out the exploration, drilling and sampling method and approach, sample preparation, analyses and security, data verification, along with an estimation of the mineral resource and mineral reserves (if any), and other relevant data and information. In the course of preparing the technical report, the professional engineer will be required to conduct a geologic examination of the mineral property, compile and review all existing documents and data, and prepare a summary of the documents and data in accordance with NI 43-101 requirements.

We do not have any plans, arrangements or understandings with any professional engineer or anyone else for the preparation of the Technical Report, and we do not intend to do so until we have completed this offering.

U.S. reporting requirements for disclosure of mineral properties are governed by the SEC Guide 7. The standards of disclosure of mineral properties under NI 43-101 and SEC Guide 7 are substantially different. All mineral resources disclosed in our Technical Report will be estimated in accordance with the definition standards on mineral resources and mineral reserves of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101. Accordingly, when the Technical Report is produced, the Company will disclose it on Form 8-K in order to satisfy our "public disclosure" obligations under SEC Regulation FD, but the Technical Report will not be filed with the SEC.

If the Technical Report identifies claim positions for which there is sufficient indication of economic geological value to support further exploration (“high priority targets”), we plan to seek additional financing to complete any exploration program concerning the Paradise River Property that may be recommended in the Technical Report. We do not know how much it will cost to implement any such exploration program and there is no way for us to reasonably predict the cost.

Subject to financing, our management estimates that the Technical Report will take 30-60 days to produce and will cost $30,000. Due to expected weather conditions in Labrador, we do not expect the Technical Report to be completed until June 2012. We do not presently have sufficient capital to commission the preparation of the Technical Report. We will apply the proceeds of this offering first to pay $75,000 in debt and offering expenses, and then towards commissioning the Technical Report, the acquisition of additional mineral properties, and the payment of professional and administrative fees. If the proceeds from this offering are insufficient to pay for the preparation of the Technical Report, then we will be required to seek additional financing for its preparation.

The proceeds from this offering will first be applied to pay for offering expenses of $5,000 and then to repay debt of $70,000 owing to unaffiliated third parties. Included in this debt is a secured loan for $54,000 that accrues interest at the rate of 20% on the unpaid balance, calculated semi-annually. If we sell only the minimum number of offered shares, we will only pay the offering expenses and retire our debt; we will not have sufficient proceeds to fund the acquisition of any additional mineral rights or the preparation of the Technical Report on the Paradise River Property. If we sell the maximum number of offered shares, we will have sufficient proceeds to acquire additional mineral exploration rights and commission the preparation of the Technical Report.

We have only just changed our business to mineral exploration. We have no operations upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of properties we may secure, and possible cost overruns due to price and cost increases in services.

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Our business is in the early stages of development. We have not generated revenue since the date of inception, but have suffered recurring losses and net cash outflows from operations. We expect to continue to incur substantial losses to implement our business plan until we obtain an interest in a property, find mineralized material, delineate an ore body, and begin profitably removing and selling minerals. We have no proven or probable mineral reserves, and there is no assurance that any mineral claims that we now have or may acquire in the future will contain commercially exploitable reserves of valuable minerals.

To date, our activities have been financed from the proceeds of share subscriptions and loans from management and non-affiliated third parties. We have not established any other source of equity or debt financing and there can be no assurance that we will be able to obtain sufficient funds to implement our business plan. As a result of the foregoing, our auditors have expressed substantial doubt about our ability to continue as a going concern. If we cannot continue as a going concern, then our investors may lose all of their investment.

Our sole officer and director does not have any professional training or technical credentials in the exploration, development, or operation of mines. We therefore intend to retain qualified persons on a contract basis to perform the surveying, exploration, and excavating of the property as needed. We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for our exploration program.

We currently have no employees other than our sole officer and director, who devotes six hours per week to our operations. We do not intend to hire any employees for the next 12 months or until we have proven mineral reserves.

Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Available Information”.

The Offering

Securities Offered:	A minimum of 15,000,000 and a maximum of 24,000,000 shares of common stock, par value $0.0001
Offering price:	$0.005 per share
Offering period:

The offering will remain open until the earlier of the date that all shares offered are sold and 120 days after the date of this prospectus, except that we will have only 90 days to sell at least the first 15,000,000 shares.

Net proceeds to us:

Minimum: Approximately $70,000, after estimated expenses of $5,000 assuming sale of 15,000,000 shares

Maximum: Approximately $115,000, after estimated expenses of $5,000 assuming sale of 24,000,000 shares

Use of proceeds:	We will use the proceeds to repay debt, acquire mineral exploration properties, commission a technical report, pay professional fees and for working capital.
Number of shares outstanding before the offering:	14,000,000
Number of shares outstanding after the offering:	Minimum: 29,000,000 assuming sale of 15,000,000 shares Maximum: 38,000,000 assuming sale of 24,000,000 shares

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Risk Factors

An investment in our company involves a high degree of risk. In addition to the other information in this prospectus, the following risk factors should be carefully considered in evaluating an investment in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed and our stockholders could lose all or part of their investment. This discussion also identifies important cautionary factors that could cause our actual results to differ materially from those we currently anticipate.

(1)                  Our auditors have expressed substantial doubt about our ability to continue operations as a "going concern”.

Since inception, we have suffered recurring losses and net cash outflows from operations, and we expect to continue to incur substantial losses to implement our business plan. Thus far, we have funded operations through common stock issuances and related party loans in order to meet our strategic objectives. We have not established any other source of equity or debt financing. There can be no assurance that we will be able to obtain sufficient funds to implement our business plan. As a result of the foregoing, our auditors have expressed substantial doubt about our ability to continue as a going concern. If we cannot continue as a going concern, then investors may lose all of their investment.

(2)                 It is impossible to evaluate the investment merits of Northridge because we have no operating history.

We are an exploration stage company with no operating history upon which an evaluation of our future success or failure can be made. Thus far, our activities have been primarily limited to the development of our abandoned internet portal, organizational matters, acquiring our mineral claims, researching our claims and the preparation of our securities filings, including the registration statement of which this prospectus forms a part. As a start-up enterprise, we are subject to all the risks inherent in the initial organization, financing, expenditures, complications and delays inherent in a new business. Investors should evaluate an investment in our company in light of the uncertainties encountered by start-up companies in a competitive environment. There can be no assurance that our business will be successful or that we will be able to attain profitability. Our future viability, profitability and growth will depend upon our ability to successfully implement our business plan and to expand our operations. There can be no assurance that any of our efforts will prove successful or that we will not continue to incur operating losses in the future.

(3)                 Since mineral exploration is a highly speculative venture, anyone purchasing our stock will likely lose their entire investment.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us on our exploration program may not result in the discovery of commercially exploitable reserves of valuable minerals. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. The probability of a mineral claim ever having commercially exploitable reserves is extremely remote, and in all probability our mineral claims do not contain any reserves. Any funds spent on the exploration of these claims will probably be lost. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. We may also become subject to significant liability for pollution, cave-ins or hazards, which we cannot insure or which we may elect not to insure. In such a case, we would be unable to complete our business plan and our stockholders may lose their entire investment.

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(4)                 Since our mineral property has not been physically examined by a professional geologist or mining engineer, we face a significant risk that the property will not contain commercially viable deposits of minerals.

We have not had a professional geologist or mining engineer physically examine the Paradise River Property in the field. Furthermore, no officer or director of the Company has visited the Paradise River Property. As a result, we face an enhanced risk that, upon physical examination of the mineral property, no commercially viable deposits of minerals will be located. If we are unable to find reserves of valuable minerals or if we cannot remove the minerals because we do not have the capital to do so or because it is not economically feasible to do so, we may abandon the Paradise River Property and our investors may lose all of their investment.

(5)                 If we do not obtain additional financing, our business may fail.

Our business plan calls for significant expenses in connection with the exploration of our mineral property. We do not presently have sufficient information about our claims to estimate the amount required to determine if they contain commercially producible quantities of minerals, or to place the mineral claims into commercial production if they do. There is a risk that we may not be able to obtain whatever financing is required on a timely basis, or at all. Obtaining additional financing will depend on a number of factors, including market prices for minerals, investor acceptance of our properties, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing impracticable. If we are unsuccessful in obtaining additional financing when we need it, our business may fail before we ever become profitable and our stockholders may lose their entire investment.

(6)                 Since market factors in the mining business are out of our control, we may not be able to profitably sell any minerals that we find.

If we are successful in locating a commercially exploitable reserve of valuable minerals, we can provide no assurance that we will be able to sell it. Numerous factors beyond our control may affect the marketability of any minerals discovered. These factors include fluctuations in the market price of such minerals due to changes in supply or demand, the proximity and capacity of processing facilities for the discovered minerals, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The precise effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital so that our investors may lose their entire investment.

(7)                 If we cannot compete successfully with other exploration companies, our exploration program may suffer and our stockholders may lose their investment.

We are an exploration stage company engaged in the business of exploring for commercially producible quantities of minerals. We compete with other mineral resource exploration stage companies for financing from a limited number of investors that are prepared to make investments in mineral resource exploration stage companies. The presence of competing mineral resource exploration stage companies may impede our ability to raise additional capital in order to fund our property acquisitions and exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

Many of the resource exploration stage companies with whom we compete have greater financial and technical resources than we do. These competitors may be able to spend greater amounts on the acquisition of properties of merit and on exploration. In addition, they may be able to afford greater geological expertise in the targeting and exploration of resource properties. As a result, our competitors will likely have resource properties of greater quality and interest to prospective investors who may finance additional exploration and to senior exploration stage companies that may purchase resource properties or enter into joint venture agreements with junior exploration stage companies. This competition could adversely impact our ability to finance the exploration of our mineral property.

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(8)                 Compliance with government regulations in the course of exploring our mineral property may increase the anticipated time and cost of our exploration program so that we are unable to complete the program or achieve profitability.

Exploration and exploitation activities are subject to federal, provincial and local laws, regulations and policies, including laws regulating the removal of natural resources from the ground and the discharge of materials into the environment. Exploration and exploitation activities are also subject to federal, provincial, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment.

We will be subject to the Mining Act of Newfoundland with respect to the Paradise River Property. We may be required to obtain work permits, post bonds, and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While we plan to comply with all applicable regulations, there is a risk that new regulations could increase our time and cost of doing business and prevent us from carrying out exploration and development, or achieve profitability.

(9)                 Since our sole officer has other business interests, she will only be devoting six hours per week to our operations, which may result in periodic interruptions or suspensions of exploration.

Our sole officer has other outside business activities and will only be devoting six hours per week, to our operations. As a result, our operations may be sporadic and occur at times that are convenient to her . Consequently, our business activities may be periodically interrupted or suspended.

(10)             Since substantially all of our assets and our sole officer and director are located outside the United States, it may be difficult for investors to enforce within the United States any judgments obtained against us or our sole officer and director.

Substantially all of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States. We were incorporated in the State of Nevada and have an agent for service in Carson City, Nevada. Our agent for service will accept on our behalf the service of any legal process and any demand or notice authorized by law to be served upon a corporation. Our agent for service will not, however, accept service on behalf of our sole officer and director. Our sole officer and director is a resident of Canada and does not have an agent for service in the United States. Therefore, it may be difficult for investors to enforce within the United States any judgments obtained against us or our sole officer and director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

(11)             Since our sole officer has no experience in mineral exploration and do es not have formal training specific to mineral exploration, there is a higher risk that our business will fail.

Our sole officer has no experience in mineral exploration and do es not have formal training in geology or in the technical aspects of management of a mineral exploration company. This inexperience presents a higher risk that we will be unable to complete our business plan for the exploration of our mineral claims. In addition, we must rely on the technical services of others with expertise in geological exploration in order for us to carry our planned exploration program. If we are unable to contract for the services of such individuals, it will make it difficult and may be impossible to pursue our business plan. There is thus a higher risk that our operations, earnings and ultimate financial success could suffer irreparable harm and that our investors will lose all of their investment.

(12)             If we are unable to hire and retain key personnel, we may not be able to implement our business plan and our business may fail.

Our future success depends, to a significant extent, on our ability to attract, train and retain capable technical, sales and managerial personnel. Recruiting and retaining capable personnel, particularly those with expertise with mineral exploration, is vital to our success. There is substantial competition for qualified technical and managerial personnel, and there can be no assurance that we will be able to attract or retain the necessary persons. If we are unable to attract and retain qualified employees, our business may fail and our investors could lose their investment.

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(13)             Certain provisions of our Articles of Incorporation and Bylaws may discourage mergers and other transactions.

Certain provisions of our Articles of Incorporation and Bylaws may make it more difficult for someone to acquire control of Northridge. These provisions may make it more difficult for stockholders to take certain corporate actions and could delay or prevent someone from acquiring our business, as well as limiting the price that certain investors might be willing to pay for shares of our common stock. Such provisions might be beneficial to our management and the board of directors in a hostile tender offer, and could have an adverse impact on stockholders who might want to participate in such tender offer, or who might want to replace some or all of the members of the board of directors.

(14)             We may, in the future, issue additional common shares, which would reduce the percentage of ownership of our stockholders and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 800,000,000 shares of common stock, par value $0.0001. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

(15)             We may issue shares of preferred stock with greater rights than our common stock, which may entrench management and result in dilution of our stockholders' investment.

Our Articles of Incorporation authorize the issuance of up to 200,000,000 shares of preferred stock, par value $0.0001 per share. The authorized but unissued preferred stock may be issued by our board of directors from time to time on any number of occasions, without stockholder approval, as one or more separate series of shares comprised of any number of the authorized but unissued shares of preferred stock, designated by resolution of our board of directors stating the name and number of shares of each series and setting forth separately for such series the relative rights, privileges and preferences thereof, including, if any: (i) the rate of dividends payable thereon; (ii) the price, terms and conditions of redemption; (iii) voluntary and involuntary liquidation preferences; (iv) provisions of a sinking fund for redemption or repurchase; (v) terms of conversion to common stock, including conversion price, and (vi) voting rights. Such preferred stock may enable our board of directors to hinder or discourage any attempt to gain control of us by a merger, tender offer at a control premium price, proxy contest or otherwise. Consequently, the preferred stock could entrench our management. The market price of our common stock could be depressed to some extent by the existence of the preferred stock. As of the date of this prospectus, no shares of preferred stock have been issued.

(16)             Since our board of directors does not intend to pay dividends on our common stock in the foreseeable future, it is likely that investors will only be able to realize a return on their investment by reselling shares purchased through this offering.

We have not paid any cash dividends on our common stock since our inception and we do not anticipate paying cash dividends in the foreseeable future. We intend to retain our earnings, if any, to provide funds for reinvestment in our acquisition and exploration activities. The payment of dividends, if any, in the future is within the discretion of the board of directors and will depend on our earnings, if any, our capital requirements, financial condition and other relevant factors.

(17)             Investors may not be able to resell any shares they purchase through this offering because we do not intend to register our shares for sale in any State and there is no established public trading market for our common stock.

It may be difficult or impossible for investors to sell our common stock or for them to sell our common stock for more than the offering price even if our operating results are positive. We do not intend to register our common stock with any State. Therefore, investors will not be able to resell their shares in any State unless the resale is exempt under the Blue Sky laws of the State in which the shares are to be sold. While our common stock is presently quoted on the OTC Markets Group OTCQB, there is no established trading market for it. Most of our common stock will be held by a small number of investors that will further reduce the liquidity of our common stock. Furthermore, the offering price of our common stock was arbitrarily determined by us, without considering assets, earnings, book value, net worth or other economic or recognized criteria or future value of our common stock. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price.

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(18)             The level of trading activity in our stock may be reduced because we are subject to the “Penny Stock” rules.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the SEC . Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on NASDAQ). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

(19)             Since there is no escrow, trust or similar account, our subscribers’ investment could be seized by creditors or by a trustee in bankruptcy, resulting in the loss of the investment.

Proceeds from this offering will not be deposited into an escrow, trust or similar account. Investors will not have the right to withdraw their funds during the offering. Investors will only receive their funds back if we do not raise the minimum amount of the offering within 90 days. As a result, if we are sued for any reason and a judgment is rendered against us, all proceeds from this offering could be seized. If we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including the proceeds from this offering, and used to pay our creditors. If that happens, our investors will lose their investment, even if we fail to raise the minimum amount in this offering.

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Forward-Looking Statements

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", or "should" or other variations or similar words. No assurance can be given that the future results anticipated by the forward-looking statements will be achieved. These statements constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Such statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section titled "Risk Factors". Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

The forward-looking statements are based upon management’s current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements.  We do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

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Use of Proceeds

Our offering is being made on a $75,000 minimum and $120,000 maximum, best efforts, self-underwritten basis. The table below sets forth the use of proceeds if 62.5% (minimum) and 100% (maximum) of the offering is sold.

	Minimum	Maximum

Gross Proceeds	$75,000	$120,000

Offering Expenses	5,000	5,000

Net Proceeds	$70,000	$115,000

Debt Repayment (1)	70,000	70,000
Technical Report (2)	—	30,000
Acquisition of Mineral Properties	—	10,000
Accounting Fees	—	6,000
Working Capital (3)	—	2,000

Total Use of Proceeds	$75,000	$120,000

(1) “Debt Repayment” refers to the repayment of trade debt and a loan of $54,000 from Aberfoyle Investments L.P., plus projected interest at the rate of 20% per annum, calculated semi-annually.

(2) “Technical Report” refers to the preparation of a technical report concerning the Paradise River Property (see “Technical Report”)

(3) “Working Capital” includes office expenses and contingencies, such as unanticipated exploration costs and professional fees.

No proceeds from this offering will be paid to any officer or director .

Determination of Offering Price

While the shares of our common stock are quoted on the OTC Markets Group OTCQB, there is no established public market for the shares being registered. The offering price and other terms and conditions relative to the shares of common stock offered hereby have been arbitrarily determined by us in order to raise up to $120,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares. Among the factors considered in setting the offering price were our lack of operating history in the field of mineral exploration, the amount of proceeds to be raised by this offering, the lack of an established market for the offered shares, the bid price for our shares on the OTCQB, the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholders, and our cash requirements.

Dilution

The investment by any purchaser of the offered shares of common stock will be diluted immediately to the extent of the difference between the public offering price per share and the net tangible book value per share of common stock immediately after this offering. The net tangible book value as of August 31, 2011, was $(80,171) or approximately $(0.006) per common share. Net tangible book value per share is determined by dividing tangible stockholders’ equity, which is total tangible assets less total liabilities, by the aggregate number of shares of common stock outstanding. Tangible assets represent total assets excluding goodwill and other intangible assets. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately after the closing of this offering.

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All of our current stockholders will realize an immediate increase of $0.006 per share in the net tangible book value of their shares held prior to the offering if the minimum is sold, and an increase of $0.007 per share if the maximum is sold. Purchasers of the offered shares will realize an immediate dilution of $0.005 per share in the net tangible book value of their shares if the minimum is sold, and an immediate dilution of $0.004 per share if the maximum is sold.

The following table illustrates the increase to existing stockholders and the dilution to purchasers of the offered shares in their net tangible book value per share, before deducting estimated offering expenses:

	Minimum	Maximum

Number of shares sold	15,000,000	24,000,000
Gross proceeds	$75,000	$120,000

Offering price per share	$0.005	$0.005
Net tangible book value per share at August 31, 2011	$(0.006)	$(0.006)
Increase in net tangible book value per share attributable to the sale of 15,000,000 (minimum) and 24,000,000 (maximum) shares	$0.00 6	$0.007
Net tangible book value per share at August 31, 2011, as adjusted for the sale of shares	$(0.00 0)	$0.00 1
Dilution per share to new investors in this offering	$0.00 5	$0.00 4

We may seek additional equity financing in the future, which may cause additional dilution to investors in this offering, and a reduction in their equity interest. The holders of the shares purchased in this offering will have no pre-emptive rights to purchase any shares we issue in the future in connection with any additional equity financing.

The table below sets forth as of August 31, 2011 the difference between the number of shares purchased and total consideration paid for those shares by existing stockholders, compared to shares purchased by new investors in this offering without taking into account any offering expenses. If the minimum number of shares is sold in this offering, purchasers will contribute 19% of our share capital and will collectively own 52% of our issued and outstanding shares. If the maximum number of shares is sold in this offering, purchasers will contribute 27% of our share capital and will collectively own 63% of our issued and outstanding shares.

	Total Number of Shares Purchased				Total Consideration and Average Per Share Price
	Minimum		Maximum		Minimum			Maximum
		Percent		Percent	Amount	Percent	Average	Amount	Percent	Average
	Number	(%)	Number	(%)	($)	(%)	($)	($)	(%)	($)

Existing stockholders	14,000,000	48	14,000,000	37	316,550	81	0.01	316,550	73	0.01

New stockholders	15,000,000	52	24,000,000	63	75,000	19	0.005	120,000	27	0.005

Total	29,000,000	100	38,000,000	100	391,550	100	0.01	436,550	100	0.01

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Market for Common Equity and Related Stockholder Matters

Our common stock is quoted on the OTC Markets Group OTCQB under the symbol "PCHN". Trading of our stock is sporadic and does not constitute an established public market for our shares. There is no assurance that a public market for our common stock will ever be established. Furthermore, since the shares purchased in this offering will be immediately resalable, such resale could have a depressive effect on the market price of our common stock.

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For the periods indicated, the following quotations obtained from OTCQB reflect the high and low bids for our shares of common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Quarter Ended	High	Low
August 31, 2009	$0.00	$0.00
November 30, 2009	$0.00	$0.00
February 28, 2010	$0.00	$0.00
May 31, 2010	$0.00	$0.00
August 31, 2010	$0.04	$0.00
November 30, 2010	$0.05	$0.05
February 28, 2010	$0.07	$0.05
May 31, 2011	$0.20	$0.07
August 31, 2011	$0.20	$0.07

Holders

On October 17, 2011, the stockholders’ list of our shares of common stock showed 57 registered holders of our shares of common stock and 14,000,000 shares of common stock outstanding. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of shares of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

Dividend Policy

We have not declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Convertible Securities

We have not issued and do not have outstanding any other securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Description of Business

We are an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on any property we acquire. Exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

Background

We were incorporated on March 18, 2003 as Portaltochina.com, Inc. for the purpose of developing and operating an Internet portal located on the World Wide Web at www.portaltochina.com. We experienced difficulty in launching our business through our portal due to the foreign currency administration policies in China. In light of our failure to earn any meaningful revenue, our management determined that we should revise our business plan to develop a new internet portal specifically focused on facilitating commercial real-estate transactions in Canada. On January 1, 2010, we relocated our office to 2325 Hurontario Street, Suite 204, Mississauga, Ontario L5A 4K4 (telephone: 647-918-4955; facsimile: 416-850-5739).

In accordance with the change in business focus and relocation of our principal office, on May 13, 2010 we changed our name to Northridge Ventures Inc. and increased our authorized capital to 800 million shares of common stock (par value $0.0001) and 200 million shares of preferred stock (par value $0.0001). On June 3, 2010, the Company completed a 10-for-1 reverse split of its authorized common stock, resulting in 80 million authorized common shares, of which 800,000 shares were issued and outstanding. On August 19, 2010, the Company again increased its authorized common stock to 800 million shares, without affecting the number of issued and outstanding common shares.

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On October 8, 2010, we acquired a 100% interest in two non-contiguous mineral exploration licenses comprising 19 claims located along southeastern coastal Labrador, approximately 13 kilometers northeast of the community of Charlottetown in Labrador, Canada, having a total area of 475 hectares (1,174 acres).

On October 11, 2010, a change in control of the Company occurred when we sold 13,200,000 shares of our common stock at $0.005 per share to Gisela Mills, one of our controlling stockholders, through a private placement for cash consideration of $66,000. Through this acquisition, Ms. Mills acquired a majority of our voting stock and thereby controls the Company.

As a result of the recent acquisition of our mineral exploration licenses, we have changed our business to mineral exploration and abandoned our former business plan, including all planned internet-related development.

On March 10, 2010, we appointed Fidel Thomas as President, CEO and Treasurer of the Company. Mr. Thomas is a communications consultant that has worked exclusively within the mining industry since 2008. Mr. Thomas resigned as an officer of the Company on June 15, 2011, for personal reasons. Caroline Rechia has been appointed as President , CEO and Treasurer of the Company until suitable incumbents for these offices can be engaged.

We have not commenced business operations. To date, our activities have been limited to the development of our abandoned internet portal, organizational matters, acquiring our mineral claims, researching our claims and the preparation of our securities filings, including the registration statement of which this prospectus forms a part. Our assets are limited to our mineral claims, the acquisition of which have been capitalized in accordance with our accounting policy

Mineral Property Acquisition

We are an exploration stage company engaged in the business of acquiring mineral exploration rights throughout North America, exploring for commercially producible quantities of minerals, and exploiting any mineral deposits we discover that demonstrate economic feasibility. Since we are an exploration stage company, there is no assurance that commercially exploitable reserves of valuable minerals exist on any property that we now own or may own in the future. We will need to do further exploration before a final evaluation of the economic and legal feasibility of our future exploration is determined.

Our success will depend upon finding commercially producible quantities of minerals, which are mineral deposits that have been identified through appropriate spaced drilling or underground sampling as having sufficient tonnage and average grade of metals to profitably remove them. If we do not find commercially producible mineral deposits or if we cannot remove such deposits because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations.

There can be no assurance that we will be able to acquire any mineral property that has commercially producible quantities of any mineral, or that we will discover them if they exist. If we are unable to find reserves of valuable minerals or if we cannot remove the minerals because we either do not have the capital to do so, or because it is not economically feasible to do so, then we may cease operations and our stockholders may lose their investment.

We intend to seek out prospective mineral exploration properties by retaining the services of professional mining geologists to be selected. As of the date of this prospectus, we have not selected a geologist. We are initially focusing our exploration efforts in the Province of Newfoundland and Labrador, but we will also consider exploration opportunities elsewhere in North America.

Any mineral property to be considered for acquisition will require due diligence by our management. Due diligence would likely include purchase investigation costs such as professional fees charged by consulting geologists, preparation of geological reports on properties, title searches and travel costs associated with on-site inspections. During this period, we would also need to maintain our periodic filings with the appropriate regulatory authorities and will incur legal and accounting costs. In the event that our available capital is insufficient to acquire an additional mineral property and sustain minimum operations, we will need to secure additional funding.

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We presently have no known reserves of any type of mineral.

If we are successful in selling all the offered shares, we intend to pay up to $10,000 for the acquisition of additional mineral exploration rights. Such rights will likely be in the form of an option on patented or unpatented mineral claims prospective for precious metals or ore minerals in North America. We intend to acquire the mineral rights within six months of the completion of this offering.

Upon acquiring the additional mineral exploration rights, we will require further funding to explore the underlying claims to determine if they contain commercially producible quantities of precious metals or ore minerals. We will be unable to estimate the cost of such exploration until we know the size and location of the property underlying our mineral rights. We expect that such exploration costs will typically consist of fees to be paid for consulting services connected with exploration, the cost of rock sampling (the collection of a series of small chips over a measured distance, which is then submitted for a chemical analysis, usually to determine the metallic content over the sampled interval, a pre-determined location(s) on the property), and cost of analyzing these samples.

If we discover significant quantities of precious metals or mineral ores on the property underlying our mineral rights, we will begin technical and economic feasibility studies to determine if we have reserves. We will not be able to estimate the cost of such feasibility studies until we know the size and location of the property. We will only consider developing the property if we have proven reserves of precious metals or mineral ores that can be profitably extracted.

Any work that would be conducted on a property will be conducted by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The professional engineers and geologists we engage will evaluate the information derived from the exploration and excavation, and will advise us on the economic feasibility of removing the mineralized material.

Paradise River Property

On October 8, 2010, we acquired from our attorney (who is also the son of our controlling shareholder) a 100% interest in the Paradise River Property: two non-contiguous mineral exploration licenses comprising 19 claims located along southeastern coastal Labrador, approximately 13 kilometers northeast of the community of Charlottetown in Labrador, Canada, having a total area of 475 hectares (1,174 acres). The mineral licenses underlying the Paradise River Property are registered with the Government of Newfoundland and Labrador and are presently in good standing. The closing of the acquisition took place on December 17, 2010. The total cost of the acquisition was C$10,000.

All the available mineral rights adjacent to the Paradise River Property are owned by Eagleridge Resources Inc. of Newfoundland, a competitor company with whom we do not have any affiliation or other relationship. It is very likely that we would be unable to expand the Paradise River Property to the surrounding area, if we wanted to do so. Our exploration of the Paradise River Property will therefore be limited to our current mineral claims and any commercially producible mineral deposits that may be located within them.

There can be no assurance that commercially producible reserves of valuable minerals exist on the Paradise River Property, or that we will discover them, if they exist. If we are unable to find reserves of valuable minerals or if we cannot remove the minerals because we either do not have the capital to do so, or because it is not economically feasible to do so, then we will abandon our interest in the Paradise River Property.

Mineral Claims

The Paradise River Property consists of two non-contiguous mineral exploration licenses comprising a total of 19 claims having a total area of 475 hectares (mineral rights license numbers 018059M and 018061M), wholly owned by us. We hold all of our mineral titles free and clear of any encumbrances or liens.

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The following table sets out all the mineral exploration licenses that currently compose the Paradise River Property.

Mineral				National
Exploration		Number		Topographic
License		of	Area	Series Map
Number	Licensee Holder	Claims	(hectares)	Sheet

018059M	Northridge Ventures Inc. (100%)	10	250	13H/05
018061M	Northridge Ventures Inc. (100%)	9	225	13H/05

	TOTALS	19	475
			(1,174 acres)

Our mineral exploration licenses entitle us to explore the claims composing the Paradise River Property subject to the laws and regulations of the Province of Newfoundland and Labrador. Title to mineral claims are issued and administered by the Mineral Lands Division of the Ministry of Natural Resources, and title must comply with all provisions under the Mineral Act of Newfoundland and Labrador.

Under Newfoundland law, our mineral licenses may be held for one year after the date of Issuance Date, and thereafter from year to year if, on or before the anniversary date, we perform assessment work on the underlying claims having a minimum value of not less than C$200 per claim in the first year, C$250 per claim in the second year, and C$300 per claim in the third year. If we are unable to complete the assessment work required to be done in any twelve month period, we can maintain our claims in good standing by posting a cash security deposit for the amount of the deficiency. When the deficient work is completed and accepted the security deposit will be refunded. Otherwise, the security deposit will be forfeited. If we do not comply with these maintenance requirements, then we will forfeit our claims at the end of the anniversary date for each respective claim. All of our claims are presently in good standing, which means that they are free and clear of all work and/or monetary holding requirements.

History of the Claims

Early knowledge of the area is based mainly on descriptions of coastal localities and 1:500000 scale reconnaissance mapping and mineral exploration of the interior. More recently, complete aeromagnetic coverage and lake-sediment geochemical data have become available for the region.

Geological mapping at 1:100,000 scale, as a 5-year Canada - Newfoundland joint project aimed at mapping an 80 km coastal fringe of the Grenville Province in southern Labrador, was carried out from 1984 to 1987 by the Newfoundland and Labrador Geological Survey. Further studies conducted between 1986 and 1994 used U-Pb geochronology to directly determine the age of deformation within the zones developed throughout the region.

The earliest reported exploration activity in the area includes intermittent work carried out by the British Newfoundland Exploration Company (BRINEX). Initial geological mapping and mineral potential evaluation was carried out in 1954, which resulted in a favorable recommendation of the area for titanium, copper, nickel and gold mineralization. In 1959, airborne magnetic and electromagnetic surveys were flown, and a combined geological, lake sediment geochemical, ground electromagnetic and prospecting program was undertaken in 1965. Active interest by BR1NEX ceased after further reconnaissance geological mapping in 1966.

Spurred on by the mineral exploration staking rush following the Voisey’s Bay discovery, the area has seen mineral exploration during the late 1990s. Consolidated Viscount Resources Ltd and Consolidated Magna Ventures Limited completed some detailed exploration work in the area. Detailed work was completed during 1995 and 1996 over this area, and included prospecting, geological mapping, geochemical sampling, grid establishment and geophysics.

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Location and Access

The Paradise River Property is located approximately 22 km west-southwest of the abandoned community of Paradise River, and 50 km southwest of the community of Cartwright. Our mineral licenses lie within National Topographic Series map sheet 13H/05.

The Paradise River Property is approximately 17 km from tidewater. Cartwright, located 225 km east of the town of Happy Valley - Goose Bay, has a gravel air strip for scheduled air traffic, and is serviced by chartered float plane and scheduled coastal boat traffic during ice free months (June to October). The town has a motel, and some supplies and services can be procured there.

The Paradise River claims are accessible by helicopter for the purpose of an initial property assessment. Lodging and meals could be supported from the community of Cartwright, or from a cabin in the vicinity of Paradise River. The Trans Labrador Highway passes east of Paradise River, and at its closest point is 11.5 km from the property.

Technical Report

On June 10, 2011, the Canadian Securities Administrators (CSA) published for comment proposed Multilateral Instrument 51-105 Issuers Quoted in the U.S. Over-the-Counter Markets (“MI 51-105”), which will, if adopted and applicable to Northridge Ventures Ltd., require us to file a technical report concerning the Paradise River Property that will comply with the provisions of the CSA’s National Instrument 43-101, Standards of Disclosure for Mineral Projects (a "Technical Report"). While MI 51-105 is not yet effective, our management is of the view that it is in the best interest of the Company to produce a Technical Report before engaging in any exploration of the Paradise River Property. We will not engage in any exploration or any other activity with respect to the Paradise River Property whatsoever until the Technical Report has been completed.

The Technical Report will be prepared by a qualified professional engineer, and will follow the guidelines specified by the Canadian Council of Professional Geoscientists ("CCPG"). It will describe the Paradise River Property, its location, history, geological setting, deposit types and mineralization. The Technical Report will also set out the exploration, drilling and sampling method and approach, sample preparation, analyses and security, data verification, along with an estimation of the mineral resource and mineral reserves (if any), and other relevant data and information. In the course of preparing the technical report, the professional engineer will be required to conduct a geologic examination of the mineral property, compile and review all existing documents and data, and prepare a summary of the documents and data in accordance with NI 43-101 requirements.

We do not have any plans, arrangements or understandings with any professional engineer or anyone else for the preparation of the Technical Report, and we do not intend to do so until we have completed this offering.

U.S. reporting requirements for disclosure of mineral properties are governed by the SEC Guide 7. The standards of disclosure of mineral properties under NI 43-101 and SEC Guide 7 are substantially different. All mineral resources disclosed in our Technical Report will be estimated in accordance with the definition standards on mineral resources and mineral reserves of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101. Accordingly, when the Technical Report is produced, the Company will disclose it on Form 8-K in order to satisfy our "public disclosure" obligations under SEC Regulation FD, but the Technical Report will not filed with the SEC.

If the Technical Report identifies claim positions for which there is sufficient indication of economic geological value to support further exploration (“high priority targets”), we plan to seek additional financing to complete any exploration program concerning the Paradise River Property that may be recommended in the Technical Report. We do not know how much it will cost to implement any such exploration program and there is no way for us to reasonably predict the cost.

Subject to financing, our management estimates that the Technical Report will take 30-60 days to produce and will cost $30,000. Due to expected weather conditions in Labrador, we do not expect the Technical Report to be completed until June 2012 We do not presently have sufficient capital to commission the preparation of the Technical Report. We will apply the proceeds of this offering first to pay $75,000 in debt and offering expenses, and then towards commissioning the Technical Report, the acquisition of additional mineral properties, and the payment of professional and administrative fees. If the proceeds from this offering are insufficient to pay for the preparation of the Technical Report, then we will be required to seek additional financing for its preparation.

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Management Experience

Our management has no professional training or technical credentials in the exploration, development, or operation of mines. Consequently, we may not be able to recognize or take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. Moreover, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Our management may make mistakes in decisions and choices that could cause our operations and ultimate financial success to suffer irreparable harm.

Our sole executive officer will only be devoting approximately 6 hours per week of her time to our business. We do not foresee this limited involvement as negatively impacting our company over the next 12 months because all exploratory work will be performed by an outside consultant. If, however, the demands of our business require more time of our sole officer, such as raising additional capital or addressing unforeseen issues with regard to our exploration efforts, she is prepared to adjust her timetables to devote more time to our business. She may, however, not be able to devote sufficient time to the management of our business, as and when needed.

Geological and Technical Consultants

Since our management is inexperienced with exploration, we intend to retain qualified persons on a contract basis as needed to assist us with our exploration activities, including the survey, exploration, and excavation of the Paradise River Property. We do not presently have any verbal or written agreement regarding the retention of any such persons, and we do not intend to retain anyone until we have completed this offering.

We do not have any verbal or written agreement regarding the retention of any qualified engineer for the preparation of the Technical Report.

Competitive Factors

The mining industry is highly fragmented and we will be competing with many other exploration companies looking for minerals. We are one of the smallest exploration companies and are an infinitely small participant in the mineral exploration business. While we generally compete with other exploration companies, there is no competition for the exploration of minerals from our claims.

We are an early stage mineral exploration company, which means that we do not have a mineral property with any current mineral resource or mineral reserves defined or any drilling or trenching work proposed. We compete with other early stage and junior mineral exploration companies for financing from a limited number of investors that are prepared to make investments in early stage and junior mineral exploration companies. The presence of competing early stage and junior mineral exploration companies may impact on our ability to raise additional capital in order to fund our exploration activities if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

We will also be competing with other early stage, junior and senior mineral companies for available resources, including, but not limited to, professional geologists, camp staff, mineral exploration supplies and drill rigs.

Location Challenges

We do not expect any major challenges in accessing the Paradise River Property for the purpose of preparing a technical report, or, if warranted, any subsequent initial exploration.

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Property Interests and Mining Claims in General

Mineral claims are subject to the same risk of defective title that is common to all real property interests. Additionally, mineral claims are self-initiated and self-maintained and therefore, possess some unique vulnerabilities not associated with other types of property interests. It is impossible to ascertain the validity of unpatented mining claims solely from an examination of the public real estate records and, therefore, it can be difficult or impossible to confirm that all of the requisite steps have been followed for location and maintenance of a claim. If the validity of a patented mining claim located in the United States is challenged by the Bureau of Land Management or the U.S. Forest Service on the grounds that mineralization has not been demonstrated, the claimant has the burden of proving the present economic feasibility of mining minerals located thereon. Such a challenge might be raised when a patent application is submitted or when the government seeks to include the land in an area to be dedicated to another use.

Regulations

Mining operations and exploration activities are subject to various national, state/provincial, and local laws and regulations in North America, which govern prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and other matters. In particular, any exploration of the Paradise River Property will be subject to the regulations of the Department of Natural Resources of the Province of Newfoundland & Labrador (the “Department”) .

In the Province of Newfoundland and Labrador, any person who intends to conduct an exploration program must submit prior notice with a detailed description of the activity to the Department. An exploration program that may result in ground disturbance or disruption to wildlife habitat must have an Exploration Approval from the Department of Natural Resources before the activity can commence. Some exploration activities, such as bulk sampling and road construction, or activities in designated sensitive areas, may require registration for environmental assessment.

We will secure all necessary permits for exploration and, if development is warranted on the property, we will file final plans of operation before we start any mining operations. We believe that we are in compliance in all material respects with applicable mining, health, safety and environmental statutes and the regulations passed thereunder in the Province of Newfoundland and Labrador.

Our activities are also subject to various federal and state/provincial laws and regulations governing protection of the environment. These laws are continually changing and, in general, are becoming more restrictive. We intend to conduct business with a view to safeguarding public health and the environment and operating in compliance with applicable laws and regulations. We will generally be required to mitigate long-term environmental impacts by stabilizing, contouring, resloping and revegetating various portions of a site after mining and mineral processing operations are completed. These reclamation efforts will be conducted in accordance with detailed plans, which must be reviewed and approved by the appropriate regulatory agencies. Changes to current state/provincial or federal laws and regulations in North America could in the future require additional capital expenditures and increased operating and/or reclamation costs. Although we are unable to predict what additional legislation, if any, might be proposed or enacted, additional regulatory requirements could impact the economics of our projects.

With regard to the Paradise River Property, the only "cost and effect" of compliance with environmental regulations in Canada is returning the surface to its previous condition upon abandonment of the property. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

Employees

We currently have no employees other than our sole officer and director, who has not been paid for her services and will not receive compensation from the proceeds of this offering. We do not now have, nor have we ever had, an employment agreement with any of our officers or directors. We do not presently have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our sole officer or director.

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We do not intend to hire additional employees at this time. All of the work on the Paradise River Property will be conducted by unaffiliated independent contractors that we will hire, including a consulting geologist and a mining engineer. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The consulting geologist will evaluate the information derived from the exploration and excavation and the engineer will advise us on the economic feasibility of removing the mineralized material.

We do not have plans to purchase any significant equipment or to hire any employees during the next 12 months.

Description of Property

We have a 100% interest in 19 mineral claims comprising the Paradise River Property. This interest only relates to the right to explore for and extract minerals from the claims. We do not own any real property interest in the claims. We do not own or lease any property other than the Paradise River Property.

Map showing the location of the Paradise River Property

Management's Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our plan of operation should be read in conjunction with the financial statements and the related notes. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Description of Business" and elsewhere in this prospectus.

Our business is in the early stages of development. We have not generated revenue since the date of inception, but have suffered recurring losses and net cash outflows from operations. We expect to continue to incur substantial losses to implement our business plan until we obtain an interest in a property, find mineralized material, delineate an ore body, and begin profitably removing and selling minerals. We have no proven or probable mineral reserves, and there is no assurance that any mineral claims that we now have or may acquire in the future will contain commercially exploitable reserves of valuable minerals.

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To date, our activities have been financed from the proceeds of share subscriptions and loans from management and non-affiliated third parties. We have not established any other source of equity or debt financing and there can be no assurance that we will be able to obtain sufficient funds to implement our business plan. As a result of the foregoing, our auditors have expressed substantial doubt about our ability to continue as a going concern. If we cannot continue as a going concern, then our investors may lose all of their investment.

No Operating History

We have only just changed our business to mineral exploration. We have no operations upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of properties we may secure, and possible cost overruns due to price and cost increases in services.

Financing

The proceeds from this offering will first be applied to pay for offering expenses of $5,000 and then to repay debt of $70,000 owing to unaffiliated third parties. Included in this debt is a secured loan for $54,000 that accrues interest at the rate of 20% on the unpaid balance, calculated semi-annually. If we sell only the minimum number of offered shares, we will only pay the offering expenses and retire our debt; we will not have sufficient proceeds to fund the acquisition of any additional mineral rights or the preparation of the Technical Report on the Paradise River Property. If we sell the maximum number of offered shares, we will have sufficient proceeds to acquire additional mineral exploration rights and fund commission the preparation of the Technical Report.

If we are unable to sell all of the offered shares, we will be required to pursue sources of additional capital to fund the acquisition of additional mineral properties and the preparation of the Technical Report, including joint venture projects and debt or equity financings. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. Therefore any debt financing of our acquisition or exploration activities may be very costly and result in substantial dilution to our stockholders.

Future financing through equity investments is likely to be dilutive to existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors. Newly issued securities may include preferences, superior voting rights, and the issuance of warrants or other derivative securities, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition.

Our ability to obtain needed financing may be impaired by such factors as the capital markets, both generally and specifically in the mining industry, and the fact that we have not been profitable, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenue from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

There is no assurance that we will be able to obtain financing on terms satisfactory to us, or at all. We do not have any arrangements in place for any future financing. If we are unable to secure additional funding, we may cease or suspend operations. We have no plans, arrangements or contingencies in place in the event that we cease operations.

Results of Operations

We have not earned any meaningful revenue since inception on March 18, 2003. We do not anticipate earning revenue until such time as we have entered into commercial production of the Paradise River Property. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable reserves of valuable minerals on the Paradise River Property, or that if such resources are discovered that we will commercially produce them.

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Quarter Ended August 31, 2011 compared to the Quarter Ended August 31, 2010

We posted an operating loss of $24,256 for the three month period ended August 31, 2011, due primarily to consulting fees of $12,205, legal and accounting fees of $8,662 and $2,724 in bank charges and interest expenses. This was an increase from our operating loss of $21,983 for the same period in the previous fiscal year.

Consulting fees during the period were charged for preparation of the Company’s securities filings and EDGAR filing services.

Year Ended May, 2011 Compared to the Year Ended December 31, 2010

We posted an operating loss of $139,163 for the year ended May 31, 2011, due primarily to legal and accounting fees of $54,776 and consulting fees of $68,320, the impairment of mineral property for $9,798 and $7,384 in bank charges and interest expenses. This was an increase from our operating loss of $38,525 for the same period in the previous fiscal year.

Consulting fees during the year were charged for preparation of the Company’s business plan and securities filings, EDGAR filing services, and advice and assistance regarding financial management and structure, general corporate structure, general business and management issues, business development strategies.

Liquidity and Capital Resources

As of August 31, 2011, we had total assets of $326, comprised entirely of cash. This is a decrease from $12,555 in total assets as of May 31, 2011. The decrease was primarily attributable to the rendering of prepaid professional and consulting fees.

As of August 31, 2011, our total liabilities increased to $80,497 from $68,470 as of May 31, 2011. This increase primarily resulted from debts owing in respect of professional fees and accrued interest expenses.

On October 8, 2010, we secured a loan of $54,000 from an unaffiliated third party at an interest rate of 20% on the unpaid balance, calculated semi-annually. As of August 31, 2011, the loan has accrued $9,900 in interest. The loan and all accrued interest are due and payable on October 8, 2011, it has not been repaid or renewed, and the Company continues to accrue interest until repayment.

We do not presently have sufficient working capital and therefore will need to obtain financing to sustain our present level of operations for the next 12 months, or to acquire additional mineral properties or to commission the preparation of a Technical Report on the Paradise River Property.

Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of Northridge Ventures Inc. has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Directors and Executive Officers

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

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Caroline Rechia, 40, is presently our sole officer and director. Ms. Rechia has served as a director and secretary of Northridge Ventures from our inception on March 17, 2003. From 2008 through December 2010, she also held the offices of president, CEO and treasurer, assuming the positions again in June 2011. Ms. Rechia has been an independent web-designer since 2005. From 2001 to 2005, she was employed as a systems analyst by Chalk Media Corp., a privately held company based in Vancouver, British Columbia, that creates custom learning and marketing campaigns for corporations through rich media content, strategic design and targeted delivery. From 2000 to 2001, Ms. Rechia provided usability testing services to THINQ Learning Solutions, Inc., a privately held company headquartered in Baltimore, with operations in the United States, Canada and the U.K. that provides enterprise learning management tools to corporations and government agencies. Ms. Rechia received a Bachelor of Arts from the University of Toronto in 1994. She presently devotes approximately 6 hours a week to our business. Ms. Rechia was a controlling shareholder of Northridge Ventures until October 2010.

The mailing address for our officers and directors is 2325 Hurontario Street, Suite 204, Mississauga, Ontario L5A 4K4.

Involvement in Certain Legal Proceedings

During the past ten years none of our directors, executive officers, promoters or control persons have:

(1) had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2) been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(3) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4) been found by a court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Committees of the Board

All proceedings of the board of directors for the fiscal year ended May 31, 2011, and for the interim period ended August 31, 2011, were conducted by resolutions consented to in writing by our board of directors and filed with the minutes of the proceedings of our board of directors. Northridge does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by the board of directors.

Northridge does not have any defined policy or procedure requirements for stockholders to submit recommendations or nominations for directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. We do not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors will assess all candidates, whether submitted by management or stockholders, and make recommendations for election or appointment.

A stockholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our President, Caroline Rechia, at the address appearing on the first page of the registration statement of which this prospectus forms a part.

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Audit Committee Financial Expert

We do not have a standing audit committee. Our directors perform the functions usually designated to an audit committee. Our board of directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K, nor do we have a board member that qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the NASD Rules.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. Our board of directors does not believe that it is necessary to have an audit committee because management believes that the functions of an audit committee can be adequately performed by the board of directors. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

As we generate revenue in the future, we intend to form a standing audit committee and identify and appoint a financial expert to serve on our audit committee.

Indemnification

Under our Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of her position, if she acted in good faith and in a manner she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which she is to be indemnified, we must indemnify her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the SEC, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

Executive Compensation

To date we have no employees other than our sole officer and director. No compensation has been awarded, earned or paid to any officer or director . There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers or directors. We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

We have no employment agreement with our sole executive officer.

There is no arrangement pursuant to which any director has been or is compensated for services provided as a director.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of October 17, 2011 , information concerning ownership of our securities by (i) each director, (ii) each executive officer, (iii) all directors and executive officers as a group; and (iv) each person known to us to be the beneficial owner of more than five percent of each class:

The number and percentage of shares beneficially owned includes any shares as to which the named person has sole or shared voting power or investment power and any shares that the named person has the right to acquire within 60 days.

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	Beneficial Ownership
Name of Beneficial Owner	Common Shares	Percentage of class
Caroline Rechia (Chief Executive Officer and a director)	250,000	2%
All directors and executive officers, as a group	250,000	2%
Gisela Mills	13,500,000	96%

The mailing address for all directors, executives officers and beneficial owners of more than 5% of our common stock is 2325 Hurontario Street, Suite 204, Mississauga, Ontario L5A 4K4.

Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is considered to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof, upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any such warrants, options or convertible securities that are held by such person (but not those held by any other person) and which can be exercised within 60 days from the date hereof, have been exercised.

Certain Relationships and Related Transactions

On October 8, 2010, we acquired from our attorney a 100% interest in the Paradise River Property: two non-contiguous mineral exploration licenses comprising 19 claims located along southeastern coastal Labrador, approximately 13 kilometers northeast of the community of Charlottetown in Labrador, Canada, having a total area of 475 hectares (1,174 acres). The mineral licenses underlying the Paradise River Property are registered with the Government of Newfoundland and Labrador and are presently in good standing. The closing of the acquisition took place on December 17, 2010. The total cost of the acquisition was C$10,000.

During the year ended May 31, 2011, the Company paid aggregate legal fees of $39,926 (2010: $nil) to our attorney.

Our attorney is the son of Gisela Mills, our majority stockholder. Except as one of our stockholders, Mrs. Mills did not receive any benefit from the acquisition or the transfer of the mineral licenses or any other payment to our attorney.

On October 11, 2010, we sold 13,200,000 shares of our common stock to Gisela Mills, who was one of our controlling stockholders at the time of the sale, for cash consideration of $66,000.

Plan of Distribution

This offering is not available to residents of British Columbia.

We are offering the right to subscribe for up to 24,000,000 shares of our common stock at the offering price of $0.005 per share, subject to a 15,000,000 share minimum. We are offering the shares on a self-underwritten, best-efforts basis directly through our sole officer and director, Caroline Rechia, who will not receive any commission or other remuneration of any kind for selling shares in this offering, except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock.

In connection with her selling efforts in this offering, Ms. Rechia will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Ms. Rechia is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Ms. Rechia will not be compensated in connection with her participation in this offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities, except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock. Ms. Rechia is not, and has not been within the past 12 months a broker or dealer, or an associated person of a broker or dealer. At the end of this offering, Ms. Rechia will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Ms. Rechia has not and will not participate in selling an offering of securities of any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

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In connection with this offering, Ms. Rechia will restrict her participation to the following activities:

1. preparing written communication and delivering such communication through the mails or other means that does not involve oral solicitation by Ms. Rechia of a potential purchaser;

2. responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; the content of such responses being limited to information contained in the registration statement on Form S-1 filed under the Securities Act of 1933, of which this prospectus forms a part; and

3. performing ministerial and clerical work involved in effecting any transaction.

Ms. Rechia will not purchase any of the offered common stock.

Penny Stock Regulation

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•         contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•         contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

•         contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

•         contains a toll-free telephone number for inquiries on disciplinary actions

•         defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•         contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•         bid and offer quotations for the penny stock;

•         details of the compensation of the broker-dealer and its salesperson in the transaction;

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•         the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•         monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Terms of Sale of the Shares

This offering is being made on a best efforts basis. No subscriptions will be accepted until we receive-fully paid subscriptions for the minimum offering within 90 days. No subscription will be considered fully-paid or counted towards the minimum offering until the payment clears funds at our bank. Once accepted, subscriptions are irrevocable and cannot be withdrawn by the subscriber. If full paid subscriptions for the minimum offering are not received by us within 90 days, all funds will be promptly returned to subscribers without interest or deductions. Subscriptions may be accepted or rejected for any reason or for no reason. This offering will remain open until the earlier of the date that all shares offered in this offering are sold and 120 days after the date of this prospectus; provided that, the minimum subscription is sold within 90 days. We may cease our selling efforts at any time for any reason whatsoever.

Proceeds from this offering will not be deposited into an escrow, trust or similar account. If we are sued for any reason and a judgment is rendered against us, all proceeds from this offering could be seized. If we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including the proceeds from this offering, and used to pay our creditors. If that happens, our investors will lose their investment, even if we fail to raise the minimum amount in this offering.

Any change in the material terms of this offering after the effective date of this prospectus will terminate the original offer and will entitle any subscribers to a refund of their investment. Material changes include the following: an extension of the offering period beyond the 120 days currently contemplated; a change in the offering price; a change in the minimum purchase amount; a change to allow sales to affiliates in order to meet the minimum sales requirement; or, a change in the application of proceeds. If there is a change in the material terms of this offering, any new offering may be made by means of a post-effective amendment.

Method of Subscribing

Persons may subscribe by filling in and signing the subscription agreement, and delivering it, prior to the expiration date, to Northridge Ventures . The subscription price of $0.005 per share must be paid in cash or by check, bank draft or postal express money order payable to our order.

Expiration Date

The offering will expire on the earlier of the date that all offered shares are sold and 120 days after the date of this prospectus. We shall terminate the offering 90 days from the date of this prospectus if we are unable to sell 15,000,000 of the offered shares during that period. There will be no extension of the offering period. We may terminate the offering at any time for any reason whatsoever.

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Description of Capital Stock

Common Stock

We are authorized to issue up to 800,000,000 shares of common stock, par value $0.0001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters submitted to a stockholder vote. Holders of our common stock do not have pre-emptive rights to purchase shares in any future issuance of our common stock. Our common stock does not carry any conversion rights and there are no redemption provisions.

Our common stock does not carry any cumulative voting rights. As a result, holders of a majority of the shares of common stock voting for the election of directors can elect all of our directors. At all meetings of stockholders, except where otherwise provided by statute or by our Articles of Incorporation or by our bylaws, the presence in person or by proxy duly authorized by holders of not less than twenty percent (20%) of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. A vote by the holders of a majority of our outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of our common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. There are no provisions for a sinking fund in respect of our common stock.

Preferred Stock

We are authorized to issue up to 200,000,000 shares of preferred stock, par value $0.0001 per share, in one or more classes or series as may be determined by our board of directors. Our board of directors may establish, from time to time, the number of shares to be included in each series, may fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change of control.

No shares of our preferred stock are currently outstanding. The issuance of shares of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Anti-takeover Effects of Our Articles of Incorporation and Bylaws

Our Articles of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of Northridge or changing its board of directors and management. According to our Articles of Incorporation and Bylaws, neither the holders of our common stock nor the holders of our preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of Northridge by replacing its board of directors.

Nevada Anti-Takeover laws

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

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•         the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

•         if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions.

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

Transfer Agent

Our transfer agent and registrar is Transfer Online Inc., located at 512 SE Salmon Street, Portland, OR 97214.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our directors and officers are indemnified as provided by the NRS, our Articles of Incorporation and our Bylaws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to our Articles of Incorporation or provisions of the Nevada Business Corporations Act, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Legal Matters

The validity of the shares of common stock offered by us was passed upon by Conrad C. Lysiak, Attorney and Counselor at law in Spokane, Washington.

Experts

Our financial statements as of May 31, 2011 appearing in this prospectus and registration statement have been audited by MNP LLP, an independent registered public accounting firm and are included in reliance upon the report therein included, given on the authority of such firm as experts in auditing and accounting.

Our financial statements as of May 31, 2010 appearing in this prospectus and registration statement have been audited by Chang Lee LLP, Chartered Accountants, an independent registered public accounting firm and are included in reliance upon the report therein included, given on the authority of such firm as experts in auditing and accounting.

No expert named in the offering statement, nor any partner, officer, director or employee thereof, has a material interest in the issuer or any of its parents or subsidiaries or was connected with the issuer or any of its subsidiaries as a promoter, underwriter, voting trustee, director, officer or employee.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

We have no disagreements with our auditor through the date of this prospectus.

On June 27, 2011, Chang Lee LLP resigned as our independent accountant. Chang Lee LLP recently merged its operations with MNP LLP and the professional staff and partners of Chang Lee LLP joined MNP LLP either as employees or partners of MNP LLP and will continue to practice as members of MNP LLP.

The report of Chang Lee LLP regarding our financial statements for the fiscal years ended May 31, 2010 and 2009 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that such report on our financial statements for the years ended May 31, 2010 and 2009 contained an explanatory paragraph in respect to uncertainty as to our ability to continue as a going concern. During the years ended May 31, 2010 and 2009 and during the period from the end of the most recently completed fiscal year through June 27, 2011, the date of resignation, there were no disagreements with Chang Lee LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Chang Lee LLP would have caused it to make reference to such disagreements in its reports.

Concurrent with the resignation of Chang Lee LLP, we engaged MNP LLP, as our independent accountant. Prior to engaging MNP LLP, we did not consult with MNP LLP regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinion that might be rendered by MNP LLP on our financial statements, and MNP LLP did not provide any written or oral advice that was an important factor considered by our company in reaching a decision as to any such accounting, auditing or financial reporting issue. The engagement of MNP LLP was approved by our board of directors.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. For a more complete description of matters involving us, please refer to our registration statement and each exhibit attached to it. Anyone may inspect the registration

31

statement and exhibits and schedules filed with the SEC at its principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. In addition, we will file electronic versions of our annual and quarterly reports on the SEC’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our stockholders unless requested by the individual stockholders.

32

Index to Financial Statements

NORTHRIDGE VENTURES INC.

(An Exploration Stage Enterprise)

Pages

Financial Statements for the Three Month Period Ended August 31, 2011 (Unaudited)

Balance Sheets	F-2

Statements of Operations	F-3

Statements of Cash Flows	F-4

Notes to Financial Statements	F-5 thru F-9

Financial Statements for the Years Ended May 31, 2011 and 2010

Report of Chang Lee LLP	F-10

Report of MNP LLP	F-11

Balance Sheets	F-12

Statements of Stockholders’ Equity	F-13

Statements of Operations	F-14

Statements of Cash Flows	F-15

Notes to Financial Statements	F-16 thru F-20

F-1

NORTHRIDGE VENTURES INC.

(A development stage company)

Balance Sheets

(Unaudited - Prepared by Management)

(Expressed in U.S. Dollars)

	August 31, 2011	May 31, 2011

ASSETS

Current
Cash	$326	$350
Prepaid expenses	—	12,205

Total current assets	$326	$12,555

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities

Current
Promissory note	$63,900	$61,200
Accounts payable and accrued liabilities	16,597	7,270

Total current liabilities	80,497	68,470

STOCKHOLDERS’ EQUITY (Deficiency)

Share capital

Preferred stock, $0.0001 par value; 200,000 shares authorized; no shares issued	—	—

Common stock, $0.0001 par value; 800,000,000 shares authorized; 14,000,000 shares issued	1,400	1,400

Additional paid-in capital	315,150	315,150

(Deficit) accumulated during the development stage	(396,721)	(372,465)

Total stockholders' equity (deficiency)	(80,171)	(55,915)

Total liabilities and stockholders' equity	$326	$12,555

The accompanying notes are an integral part of these financial statements.

F-2

NORTHRIDGE VENTURES INC.

(A development stage company)

Statements of Operations

(Unaudited - Prepared by Management)

(Expressed in U.S. Dollars)

	Cumulative March 18, 2003 (inception) to	Three months ended
	August 31, 2011	August 31, 2011	August 31, 2011

Revenue	$77	$—	$—

Expenses
Interest and bank charges	12,973	2,724	—
Professional fees	138,247	8,662	5,375
General and administrative expenses	8,368	439	—
Consulting fee	149,294	12,205	16,382
Transfer agent	7,928	226	226
Website maintenance	2,019	—	—
Impairment of mineral property	9,798	—	—
Write off of Website Development Costs	32,083	—	—
Amortization of Website Development Costs	37,917	—	—

Total expenses	(398,627)	(24,256)	(21,983)

Other Income (Loss)
Foreign exchange gain (loss)	1,829	—	—

Net loss and comprehensive loss for the period	$(396,721)	$(24,256)	$(21,983)

(Loss) per share
- basic and diluted		$(0.02)	$(0.03)

Weighted average number of
common shares outstanding
- basic and diluted		14,000,000	800,000

The accompanying notes are an integral part of these financial statements.

F-3

NORTHRIDGE VENTURES INC.

(A development stage company)

Statements of Cash Flows

(Unaudited - Prepared by Management)

(Expressed in U.S. Dollars)

	Cumulative Amounts March 18, 2003 (inception) to	Three months ended
	August 31, 2011	August 31, 2011	August 31, 2011

Cash flows from (used in) operating activities
(Loss) for the period	$(396,721)	$(24,256)	$(21,983)
Adjustment to reconcile (loss) to net cash used in operating activities:
- amortization of website development costs	37,917	—	—
- accrued interest expenses	9,900	2,700	—
- write off of website development costs	32,083	—	—
- impairment of mineral property	9,798	—	—
Changes in assets and liabilities:
- (increase) decrease in prepaid expenses	—	12,205	16,382
- increase (decrease) in accounts payable and accrued liabilities	16,597	9,327	5,601

Net cash from (used in) operating activities	(290,426)	(24)	—

Cash flows (used in) investing activities
Acquisition of mining properties	(9,798)	—	—
Website development costs	(70,000)	—	—

Net cash from (used in) investing activities	(79,798)	—	—

Cash flows from (used in) financing activities
Proceeds from issuance of promissory note	54,000	—	—
Proceeds from issuance of common stock	316,550	—	—

Net cash flows from (used in) financing activities	370,550	—	—

Increase (decrease) in cash and cash equivalents	326	(24)	—

Cash and cash equivalents, beginning of period	—	350	—

Cash and cash equivalents, end of period	$326	$326	$—

The accompanying notes are an integral part of these financial statements.

F-4

NOTE 1 - INCORPORATION AND CONTINUANCE OF OPERATIONS

The Company, formerly known as Portaltochina.com, Inc. was formed on March 18, 2003 under the laws of the State of Nevada. The Company was in the business of operating an internet portal featuring Chinese business. On May 13, 2010, the Company changed its name to Northridge Ventures Inc. The Company is considered an exploration stage company as defined in FASB Accounting Standards Codification (“ASC”) 915.

On May 13, 2010, the Company amended its Articles of Incorporation to increase the number of shares of authorized common stock from 100 million shares with a par value of $0.0001 to 800 million shares ($0.0001 par value), and to authorize 200 million shares of preferred stock ($0.0001 par value). On June 3, 2010, the Company effected a 1-for-10 reverse split of the Company’s common stock, resulting in the Company’s authorized common stock being reduced from 800 million shares ($0.0001 par value) to 80 million shares ($0.0001 par value). On August 19, 2010, the Company amended its Articles of Incorporation to increase its authorized capital to 800 million shares of common stock (par value $0.0001) and 200 million shares of preferred stock (par value $0.0001). All prior periods presented have been adjusted to reflect the impact of this reverse stock split, including basic and diluted weighted-average shares and shares issued and outstanding.

Since its formation, the Company has not yet realized any revenues from its operations. Currently, the Company is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercially minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage. On October 8, 2010, the Company acquired a 100% interest in two non-contiguous mineral exploration licenses comprising 19 claims located along southeastern Labrador, approximately 13 kilometers northeast of the community of Charlottetown in Labrador, Canada, having a total area of 475 hectares (1,174) at a total cost to the Company of CAD$10,000. As a result of the acquisition, the Company changed its business to mineral exploration and abandoned its former business, including all planned internet related development.

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred operating losses and requires additional funds to maintain its operations. Management’s plans in this regard are to raise equity financing as required.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from this uncertainty.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

(a) Cash and Cash Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As at August 31, 2011 and May 31, 2011, there were no cash equivalents.

(b) Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles of United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

(c) Advertising Expenses

The Company expenses advertising costs as incurred. There was no advertising expenses incurred by the Company for the three month periods ended August 31, 2011.

(d) Loss Per Share

Basic earnings or loss per share is based on the weighted average number of shares outstanding during the period of the financial statements. Diluted earnings or loss per share are based on the weighted average number of common shares outstanding and dilutive common stock equivalents. All per share and per share information are adjusted retroactively to reflect stock splits and changes in par value, when applicable. Diluted loss per share is equivalent to basic loss per share because there are no potential dilutive securities.

F-5

(e) Concentration of Credit Risk

The Company places its cash and cash equivalents with high credit quality financial institutions. As of August 31, 2011, the Company had $Nil in a bank beyond insured limits (May 31, 2011: $Nil).

(f) Foreign Currency Transactions

The Company is located and operating outside of the United States of America. It maintains its accounting records in U.S. Dollars, as follows:

At the transaction date, each asset, liability, revenue and expense is translated into U.S. dollars by the use of the exchange rate in effect at that date. At the period end, monetary assets and liabilities are remeasured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

(g) Fair Value of Financial Instruments

The Company values its financial instruments as required by ASC 320-12-65. The estimated fair value amounts have been determined by the Company using available market information or other appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Consequently, the estimates are not necessarily indicative of the amounts that could be realized or would be paid in a current market exchange.

The Company’s financial instruments primarily consist of cash and cash equivalents, accounts payable and accrued liabilities, and promissory notes.

As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented due to the short maturities of these instruments and that the interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at the respective reporting periods.

ASC Topic 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This topic also establishes a fair value hierarchy which requires classification based on observable and unobservable inputs when measuring fair value. There are three levels of inputs that may be used to measure fair value:

•          Level one – Quoted market prices in active markets for identical assets or liabilities;

•          Level two – Inputs other than level one inputs that are either directly or indirectly observable; and

•          Level three – Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates its hierarchy disclosures each quarter.

The carrying values of cash and cash equivalents, accounts payable, other payables and promissory notes approximate fair values due to their short maturities.

(h) Income Taxes

The Company has adopted ASC 740, Accounting for Income Taxes, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

F-6

(i) Long-Lived Assets

Long-lived assets and certain identifiable intangibles to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company continuously evaluates the recoverability of its long-lived assets based on estimated future cash flows and the estimated liquidation value of such long-lived assets, and provides for impairment if such undiscounted cash flows are insufficient to recover the carrying amount of the long-lived assets. If impairment exists, an adjustment is made to write the asset down to its fair value and a loss is recorded as the difference between the carrying value and fair value. Fair values are determined based on quoted market value, discounted cash flows, or internal and external appraisals, as applicable. Assets to be disposed of, when applicable, are carried at the lower of carrying value or estimated net realizable value.

(j) Stock-Based Compensation

The Company adopted ASC Topic 718-10, Comprehensive – Stock Comprehensive – Overall to account for its stock options and similar equity instruments issued. Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period. SFAS No. 123 (revised) requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid. The Company did not grant any stock options during the three month periods ended August 31, 2011 and 2010.

(k) Comprehensive Income

The Company adopted ASC Topic 220-10, Comprehensive Income - Overall, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statements of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has no elements of “other comprehensive income” for the three month periods ended August 31, 2011 and 2010.

(l) Prepaid Expenses

Certain expenses, primarily professional fees, have been prepaid and will be used within one year.

(m) Mineral Property Payments and Exploration Costs

Mineral property acquisition costs are initially capitalized as tangible assets when purchased. The Company assesses the carrying costs for impairment when indicators of impairment exist. If proven and probable reserves are established for a property and it has been determined that a mineral property can be economically developed, costs will be amortized using the units-of-production method over the estimated total recoverable proven and probable reserves.

Mineral property exploration and development costs are expensed as incurred until the establishment of economically viable reserves.

(n) Impairment of Long-Lived Assets

The Company reviews and evaluates its long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. Impairment is considered to exist if the total estimated future cash flows on an undiscounted basis are less than the carrying amount of the assets. An impairment loss is measured and recorded based on discounted estimated future cash flows. In estimating future cash flows, assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of future cash flows from other asset groups.

(o) Comparative Figure

Certain comparative figures have been reclassified to conform to the presentation adopted in the current year.

F-7

(p) Newly Adopted Accounting Pronouncements and New Accounting Pronouncements

On June 1, 2011, the Company adopted ASU No. 2010-06, fair value measurements and disclosures and improvement in the disclosure about fair value measurements. This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers.  Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements. The adoption of this ASU does not have a material impact on our financial statements.

On June 1, 2011, the Company adopted ASC No. 2010-09, “Amendments to Certain Recognition and Disclosure Requirements”, which eliminates the requirement for SEC filers to disclose the date through which an entity has evaluated subsequent events.  The adoption of ASC No. 2010-09 does not have a material impact on the Company’s financial statements

On June 1, 2011, the Company adopted ASU No. 2010-13, which provides detailed information for the classification of an employee share based payment award with an exercise price denominated in the currency of a market in which the underlying security trades.  The adoption of ASU No. 2010-13 does not have a material impact on the Company’s financial statements.

In May 2011, the FASB issued ASU 2011-04,an accounting pronouncement related to fair value measurement (FASB ASC Topic 820), which amends current guidance to achieve common fair value measurement and disclosure requirements in U.S. GAAP and International Financial Reporting Standards. The amendments generally represent clarification of FASB ASC Topic 820, but also include instances where a particular principle or requirement for measuring fair value or disclosing information about fair value measurements has changed. This pronouncement is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. The Company does not anticipate that the guidance will have an impact on the Company’s financial statements.

In June 2011, the FASB issued Accounting Standards Update (ASU) 2011-05, an accounting pronouncement that provides new guidance on the presentation of comprehensive income (FASB ASC Topic 220) in financial statements. Entities are required to present total comprehensive income either in a single, continuous statement of comprehensive income or in two separate, but consecutive, statements. Under the single-statement approach, entities must include the components of net income, a total for net income, the components of other comprehensive income and a total for comprehensive income. Under the two-statement approach, entities must report an income statement and, immediately following, a statement of other comprehensive income. Under either method, entities must display adjustments for items reclassified from other comprehensive income to net income in both net income and other comprehensive income.

The provisions for this pronouncement are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011, with early adoption permitted. The Company does not anticipate that the guidance will have an impact on the Company’s financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

NOTE 3 – MINERAL PROPERTY INTEREST

On October 8, 2010, the Company acquired a 100% interest in two non-contiguous mineral exploration licenses (license numbers 017985M and 017987M) comprising 17 claims located along south-eastern coastal Labrador, approximately 13 kilometers northeast of the community of Charlottetown in Labrador, Canada, having a total area of 425 hectares (1,054.8 acres). The closing of the acquisition took place on December 17, 2010. The Company paid the agreed-upon amount of $9,798 (CAD$10,000) to the seller of the mineral licenses, who is the son of the Company’s majority stockholder.

Under Newfoundland law, our mineral licenses may be held for one year after the date of Issuance Date, and thereafter from year to year if, on or before the anniversary date, we perform assessment work on the underlying claims having a minimum value of not less than C$200 per claim in the first year, C$250 per claim in the second year, and C$300 per claim in the third year. If we are unable to complete the assessment work required to be done in any twelve month period, we can maintain our claims in good standing by posting a cash security deposit for the amount of the deficiency. When the deficient work is completed and accepted the security deposit will be refunded. Otherwise, the security deposit will be forfeited. If we do not comply with these maintenance requirements, then we will forfeit our claims at the end of the anniversary date for each respective claim. All of our claims are presently in good standing, which means that they are free and clear of all work and/or monetary holding requirements.

F-8

During the year ended May 31, 2011, the Company was operated with a working capital deficit, was unable to obtain the funding to carry out the technical report in its mineral claims, has no expertise in the exploration and mining sector and was unable to determine if commercially producible reserves of valuable minerals exist in the Company’s mineral property, which serve as the indicators of impairment on the Company’s mineral property. As the result of the above impairment assessment, the Company wrote off the carrying cost of mineral property interest of $9,798 during fiscal year 2011.

NOTE 4 – PROMISSORY NOTE

On October 8, 2010, the Company issued a promissory note to an unaffiliated third party for $54,000. The note is due and payable on October 8, 2011 and accrues interest at the rate of 20% per annum, calculated semi-annually, payable on the due date. As of August 31, 2011, the carrying value of the promissory note is $63,900, including accrued interest of $9,900. The promissory note is due on October 8, 2011, it has not been repaid or renewed, and the Company continues to accrue interest until repayment.

NOTE 5 - PREFERRED AND COMMON STOCK

Common Stock

The Company is authorized to issue up to 800,000,000 shares of common stock, par value $0.0001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters submitted to a stockholder vote. All shares of common stock are non-assessable and non-cumulative, with no pre-emptive rights.

On October 11, 2010, the Company sold 13,200,000 shares of common stock at $0.005 per share through a private placement to a controlling shareholder. The gross proceeds of the private placement was $66,000. No shares of common stock were issued during the three month period ended August 31, 2011.

As of August 31, 2011 and May 31, 2011, the Company had a total of 14,000,000 shares of common stock outstanding.

Preferred Stock

The Company is authorized to issue up to 200,000,000 shares of preferred stock, par value $0.0001 per share. No shares of preferred stock have been issued.

F-9

Chang Lee LLP

Chartered Accountants

606-815 Hornby Street

Vancouver, B.C., V6Z 2E6

Tel: 604-687-3776

Fax: 604-688-3373

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Northridge Ventures, Inc.

(formerly Portaltochina.com, Inc.)

We have audited the accompanying balance sheets of Northridge Ventures Inc. (the “Company”) (a development stage company) as at May 31, 2010 and 2009 and the related statements of stockholders’ equity, operations and cash flows for the years then ended and for the period from March 18, 2003 (inception) to May 31, 2010. Northridge Ventures Inc.’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstance, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Northridge Ventures Inc. as at May 31, 2010 and 2009 and the results of its operations and its cash flows for the years then ended and for the period from March 18, 2003 (inception) to May 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred losses from operations since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its operating activities. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada
August 5, 2010	Chartered Accountant s

F-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Northridge Ventures, Inc.

(formerly Portaltochina.com, Inc.)

We have audited the accompanying balance sheet of Northridge Ventures Inc. (the “Company”) (an exploration stage company, formerly Portaltochina.com, Inc.) as at May 31, 2011 and the related statements of stockholders’ equity, operations and comprehensive loss and cash flow for the year then ended. Northridge Ventures Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.  We did not audit the Company’s financial statements as of and for the year ended May 31, 2010, and the cumulative data from March 18, 2003 (inception) to May 31, 2010 in the statements of stockholders’ equity, operations and comprehensive loss and cash flows, which were audited by other auditors whose report, dated August 5, 2010 which expressed an unqualified opinion, has been furnished to us. Our opinion, insofar as it relates to the amounts included for cumulative data from March 18, 2003 (inception) to May 31, 2010, is based solely on the report of the other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstance, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Northridge Ventures Inc. as at May 31, 2011 and the result of its operations and its cash flow for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred losses from operations since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its operating activities. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada
August 18, 2011	Chartered Accountants

ACCOUNTING › CONSULTING › TAX

2300, 1055 DUNSMUIR STREET, BOX 49148, VANCOUVER, BC V7X 1J1

1.877.688.8408 P: 604.685.8408 F: 604.685.8594 mnp.ca

F-11

NORTHRIDGE VENTURES INC.

(formerly Portaltochina.com, Inc.)

(An exploration stage company)

Balance Sheets

May 31, 2011 and 2010

(Expressed in U.S. Dollars)

	May 31, 2011	May 31, 2010

ASSETS

Current
Cash and cash equivalents	$350	$—
Prepaid expenses	12,205	23,557

Total assets	$12,555	$23,557

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities

Current
Promissory note	$61,200	—
Accounts payable and accrued liabilities	7,270	6,309

Total liabilities	68,470	6,309

STOCKHOLDERS’ EQUITY

Share capital

Preferred stock, $0.0001 par value; 200,000 shares authorized; no shares issued	—	—

Common stock, $0.0001 par value; 800,000,000 shares authorized; 14,000,000 and 800,000 shares issued	1,400	80

Additional paid-in capital	315,150	250,470

(Deficit) accumulated during the exploration stage	(372,465)	(233,302)

Total stockholders' equity	(55,915)	17,248

Total liabilities and stockholders' equity	$12,555	$23,557

The accompanying notes are an integral part of these financial statements.

F-12

NORTHRIDGE VENTURES INC.

(formerly Portaltochina.com, Inc.)

(An exploration stage company)

Statements of Stockholders' Equity

For the period from March 18, 2003 (inception) to May 31, 2011

(Expressed in U.S. Dollars)

				(Deficit)
				accumulated	Total
				during	stockholders'
	Common stock		Additional	development	equity
	Shares	Amount	paid-in capital	stage	(deficiency)

Balance, May 31, 2009	800,000	$80	$250,470	$(194,777)	$55,773

Comprehensive income (loss)
Loss and comprehensive loss for the year	—	—	—	(38,525)	(38,525)

Balance, May 31, 2010	800,000	$80	$250,470	$(233,302)	$17,248

Issuance of common stock for cash, October 11, 2010, $0.005 per share	13,200,000	1,320	64,680	—	66,000

Comprehensive income (loss)
Loss and comprehensive loss for the year	—	—	—	(139,163)	(139,163)

Balance, May 31, 2011	14,000,000	$1,400	$315,15	(372,465)	$(55,915)

The accompanying notes are an integral part of these financial statements.

F-13

NORTHRIDGE VENTURES INC.

(formerly Portaltochina.com Inc.)

(An exploration stage company)

Statements of Operations and Comprehensive Loss

(Expressed in U.S. Dollars)

	Cumulative March 18, 2003 (inception) to May 31, 2011	Year Ended May 31, 2011	Year Ended May 31, 2010

Revenue	$77	$—	$—

Expenses
Interest and bank charges	10,249	7,384	51
Professional fees	129,585	54,776	28,804
General and administrative expenses	7,929	—	—
Consulting	137,089	68,320	8,969
Transfer agent	7,702	714	701
Website maintenance	2,019	—	—
Impairment of mineral property	9,798	9,798	—
Write off of Website Development Costs	32,083	—	—
Amortization of Website Development Costs	37,917	—	—

Operating (Loss)	(374,294)	(140,992)	(38,525)

Other Income (Loss)
Foreign exchange gain (Loss)	1,829	1,829	—

Net loss and comprehensive loss for the period	$(372,465)	$(139,163)	$(38,525)

Basic and diluted loss per share		$(0.02)	$(0.05)

Weighted average number of
common shares outstanding
- basic and diluted		8,105,205	800,000

The accompanying notes are an integral part of these financial statements.

F-14

NORTHRIDGE VENTURES INC.

(formerly Portaltochina.com Inc.)

(An exploration stage company)

Statements of Cash Flows

(Expressed in U.S. Dollars)

	Cumulative
	March 18, 2003
	(inception) to	Year Ended	Year Ended
	May 31, 2011	May 31, 2011	May 31, 2010

Cash flows from (used in) operating activities
(Loss) for the period	$(372,465)	$(139,163)	$(38,525)
Adjustment to reconcile (loss) to net cash used in operating activities:
- amortization of website development costs	37,917	—	—
- Accrued interest expenses	7,200	7,200	—
- write off of website development costs	32,083	—	—
- Impairment of mineral property	9,798	9,798	—
Changes in assets and liabilities:
- (increase) decrease prepaid expenses	(12,205)	11,352	(23,557)
- increase (decrease) in accounts payable and accrued liabilities	7,270	961	(15,309)

Net cash from (used in) operating activities	(290,402)	(109,852)	(77,391)

Cash flows (used in) investing activities

Acquisition of mining properties	(9,798)	(9,798)	—
Website development costs	(70,000)	—	—

Net cash from (used in) investing activities	(79,798)	(9,798)	—

Cash flows from (used in) financing activities
Proceeds from issuance of promissory note	54,000	54,000	—
Proceeds from issuance of common stock	316,550	66,000	—

Cash flows from (used in) financing activities	370,550	120,000	—

Increase (decrease) in cash and cash equivalents	350	350	(77,391)

Cash and cash equivalents, beginning of period	—	—	77,391

Cash and cash equivalents, end of period	$350	$350	$—

Supplemental disclosure of cash flows information
Interest paid	$1,821	$—	$—
Income taxes paid	$—	$—	$—

The accompanying notes are an integral part of these financial statements.

F-15

NOTE 1 - INCORPORATION AND CONTINUANCE OF OPERATIONS

The Company, formerly known as Portaltochina.com, Inc. was formed on March 18, 2003 under the laws of the State of Nevada. The Company was in the business of operating an internet portal featuring Chinese business. On May 13, 2010, the Company changed its name to Northridge Ventures Inc. The Company is considered an exploration stage company as defined in FASB Accounting Standards Codification (“ASC”) 915.

On May 13, 2010, the Company amended its Articles of Incorporation to increase the number of shares of authorized common stock from 100 million shares with a par value of $0.0001 to 800 million shares ($0.0001 par value), and to authorize 200 million shares of preferred stock ($0.0001 par value). On June 3, 2010, the Company effected a 1-for-10 reverse split of the Company’s common stock, resulting in the Company’s authorized common stock being reduced from 800 million shares ($0.0001 par value) to 80 million shares ($0.0001 par value). On August 19, 2010, the Company amended its Articles of Incorporation to increase its authorized capital to 800 million shares of common stock (par value $0.0001) and 200 million shares of preferred stock (par value $0.0001). All prior periods presented have been adjusted to reflect the impact of this reverse stock split, including basic and diluted weighted-average shares and shares issued and outstanding.

Since its formation, the Company has not yet realized any revenues from its operations. Currently, the Company is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercially minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage. On October 8, 2010, the Company acquired a 100% interest in two non-contiguous mineral exploration licenses comprising 19 claims located along southeastern Labrador, approximately 13 kilometers northeast of the community of Charlottetown in Labrador, Canada, having a total area of 475 hectares (1,174) at a total cost to the Company of CAD$10,000. As a result of the acquisition, the Company changed its business to mineral exploration and abandoned its former business, including all planned internet related development.

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred operating losses and requires additional funds to maintain its operations. Management’s plans in this regard are to raise equity financing as required.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from this uncertainty.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

(a) Cash and Cash Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As at May 31, 2011 and 2010, there were no cash equivalents.

F-16

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

(b) Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles of United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

(c) Advertising Expenses

The Company expenses advertising costs as incurred. There was no advertising expenses incurred by the Company for the years ended May 31, 2011 and 2010.

(d) Loss Per Share

Basic earnings or loss per share is based on the weighted average number of shares outstanding during the period of the financial statements. Diluted earnings or loss per share are based on the weighted average number of common shares outstanding and dilutive common stock equivalents. All per share and per share information are adjusted retroactively to reflect stock splits and changes in par value, when applicable. Diluted loss per share is equivalent to basic loss per share because there are no potential dilutive securities.

(e) Concentration of Credit Risk

The Company places its cash and cash equivalents with high credit quality financial institutions. As of May 31, 2011, the Company had $Nil in a bank beyond insured limits (May 31, 2010: $Nil).

(f) Foreign Currency Transactions

The Company is located and operating outside of the United States of America. It maintains its accounting records in U.S. Dollars, as follows:

At the transaction date, each asset, liability, revenue and expense is translated into U.S. dollars by the use of the exchange rate in effect at that date. At the period end, monetary assets and liabilities are remeasured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

(g) Fair Value of Financial Instruments

The Company values its financial instruments as required by ASC 320-12-65. The estimated fair value amounts have been determined by the Company using available market information or other appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Consequently, the estimates are not necessarily indicative of the amounts that could be realized or would be paid in a current market exchange.

The Company’s financial instruments primarily consist of cash and cash equivalents, accounts payable and accrued liabilities, and promissory notes.

As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented due to the short maturities of these instruments and that the interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at the respective reporting periods.

F-17

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

(g) Fair Value of Financial Instruments (continued)

ASC Topic 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This topic also establishes a fair value hierarchy which requires classification based on observable and unobservable inputs when measuring fair value. There are three levels of inputs that may be used to measure fair value:

•         Level one – Quoted market prices in active markets for identical assets or liabilities;

•         Level two – Inputs other than level one inputs that are either directly or indirectly observable; and

•         Level three – Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates its hierarchy disclosures each quarter.

The carrying values of cash and cash equivalents, accounts payable, other payables and promissory notes approximate fair values due to their short maturities.

(h) Income Taxes

The Company has adopted ASC 740, Accounting for Income Taxes, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

(i) Long-Lived Assets

Long-lived assets and certain identifiable intangibles to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company continuously evaluates the recoverability of its long-lived assets based on estimated future cash flows and the estimated liquidation value of such long-lived assets, and provides for impairment if such undiscounted cash flows are insufficient to recover the carrying amount of the long-lived assets. If impairment exists, an adjustment is made to write the asset down to its fair value and a loss is recorded as the difference between the carrying value and fair value. Fair values are determined based on quoted market value, discounted cash flows, or internal and external appraisals, as applicable. Assets to be disposed of, when applicable, are carried at the lower of carrying value or estimated net realizable value.

(j) Stock-Based Compensation

The Company adopted ASC Topic 718-10, Comprehensive – Stock Comprehensive – Overall to account for its stock options and similar equity instruments issued. Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period. SFAS No. 123 (revised) requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid. The Company did not grant any stock options during the years ended May 31, 2011 and 2010.

F-18

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

(k) Comprehensive Income

The Company adopted ASC Topic 220-10, Comprehensive Income - Overall, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statements of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has no elements of “other comprehensive income” for the years ended May 31, 2011 and 2010.

(l) Prepaid Expenses

Certain expenses, primarily professional fees, have been prepaid and will be used within one year.

(m) Mineral Property Payments and Exploration Costs

Mineral property acquisition costs are initially capitalized as tangible assets when purchased. The Company assesses the carrying costs for impairment when indicators of impairment exist. If proven and probable reserves are established for a property and it has been determined that a mineral property can be economically developed, costs will be amortized using the units-of-production method over the estimated total recoverable proven and probable reserves.

Mineral property exploration and development costs are expensed as incurred until the establishment of economically viable reserves.

(n) Impairment of Long-Lived Assets

The Company reviews and evaluates its long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. Impairment is considered to exist if the total estimated future cash flows on an undiscounted basis are less than the carrying amount of the assets. An impairment loss is measured and recorded based on discounted estimated future cash flows. In estimating future cash flows, assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of future cash flows from other asset groups.

(o) Comparative figure

Certain comparative figures have been reclassified to conform to the presentation adopted in the current year.

(p) New Accounting Pronouncements

In January 2010, the FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements. This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers.  Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements. This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The Company is currently evaluating the impact of this ASU; however, the Company does not expect the adoption of this ASU to have a material impact on our financial statements.

In February 2010, the  FASB issued ASC No. 2010-09, “Amendments to Certain Recognition and Disclosure Requirements”, which eliminates the requirement for SEC filers to disclose the date through which an entity has evaluated subsequent events.  ASC No. 2010-09 is effective for its fiscal quarter beginning after 15 December 2010.  The adoption of ASC No. 2010-09 is not expected to have a material impact on the Company’s financial statements

F-19

ASU No. 2010-13 was issued in April 2010, and clarified the classification of an employee share based payment award with an exercise price denominated in the currency of a market in which the underlying security trades.  This ASU will be effective for the first fiscal quarter beginning after December 15, 2010, with early adoption permitted. The adoption of ASU No. 2010-13 is not expected to have a material impact on the Company’s financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

NOTE 3 – MINERAL PROPERTY INTEREST

On October 8, 2010, the Company a 100% interest in two non-contiguous mineral exploration licenses (license numbers 018059M and 018061M) comprising 19 claims located along southeastern coastal Labrador, approximately 13 kilometers northeast of the community of Charlottetown in Labrador, Canada, having a total area of 475 hectares (1,174 acres). The closing of the acquisition took place on December 17, 2010. The Company paid the agreed-upon amount of $9,798 (C$10,000) to the seller of the mineral licenses, who is the son of the Company’s majority stockholder.

Under Newfoundland law, our mineral licenses may be held for one year after the date of Issuance Date, and thereafter from year to year if, on or before the anniversary date, we perform assessment work on the underlying claims having a minimum value of not less than C$200 per claim in the first year, C$250 per claim in the second year, and C$300 per claim in the third year. If we are unable to complete the assessment work required to be done in any twelve month period, we can maintain our claims in good standing by posting a cash security deposit for the amount of the deficiency. When the deficient work is completed and accepted the security deposit will be refunded. Otherwise, the security deposit will be forfeited. If we do not comply with these maintenance requirements, then we will forfeit our claims at the end of the anniversary date for each respective claim. All of our claims are presently in good standing, which means that they are free and clear of all work and/or monetary holding requirements.

During the year ended May 31, 2011, the Company was operated with a working capital deficit, was unable to obtain the funding to carry out the technical report in its mineral claims, has no expertise in the exploration and mining sector and was unable to determine if commercially producible reserves of valuable minerals exist in the Company’s mineral property, which serve as the indicators of impairment on the Company’s mineral property. As the result of the above impairment assessment, the Company wrote off the carrying cost of mineral property interest of $9,798 during fiscal year 2011.

NOTE 4 – PROMISSORY NOTE

On October 8, 2010, the Company issued a promissory note to an unaffiliated third party for $54,000. The note is due and payable on October 8, 2011 and accrues interest at the rate of 20% per annum, calculated semi-annually, payable on the due date. As of May 31, 2011, the carrying value of the promissory note is $61,200, including accrued interest of $7,200. The Company may repay the note in whole or in part at any time prior to the due date.

NOTE 5 - PREFERRED AND COMMON STOCK

Common Stock

The Company is authorized to issue up to 800,000,000 shares of common stock, par value $0.0001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters submitted to a stockholder vote. All shares of common stock are non-assessable and non-cumulative, with no pre-emptive rights.

As of May 31, 2011, the Company had a total of 14,000,000 shares of common stock outstanding.

On October 11, 2010, the Company sold 13,200,000 shares of common stock at $0.005 per share through a private placement to a controlling shareholder. The gross proceeds of the private placement was $66,000.

F-20

Preferred Stock

The Company is authorized to issue up to 200,000,000 shares of preferred stock, par value $0.0001 per share. No shares of preferred stock have been issued.

NOTE 6 – RELATED PARTY TRANSACTIONS

During the year ended May 31, 2011, the Company owed to the son of the principal shareholder of $1,287 (2010: $2,632)

During the year ended May 31, 2011, the Company paid aggregate legal fees of $39,926 (2010: $nil) to a company controlled by the son of the principal shareholder.

See Note 3 and 5.

NOTE 7 - INCOME TAXES

A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

	May 31, 2011	May 31, 2010

Net loss before income taxes	$139,163	$38,525

Income tax recovery at statutory rates of 35%	48,707	13,484
Unrecognized benefits of non-capital losses	(48,707)	(13,484)
Total income tax recovery	$—	$—

As at May 31, 2011, the Company has estimated net operating losses carry forward for tax purposes of $372,465 (2010: $233,302). This amount may be applied against future federal taxable income and expired 2023 through 2031. The Company evaluates its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change and this causes a change in management’s judgement about the reliability of deferred tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

The tax effects of temporary difference that give rise to the Company’s deferred tax asset (liability) are as follows:

	May 31, 2011	May 31, 20-10

Tax loss carry forwards	$130,363	$81,656
Valuation allowance	(130,363)	(81,656)
	$—	$—

F-21

24,000,000 Shares

NORTHRIDGE VENTURES INC.

Common Stock

PROSPECTUS

We have not authorized any dealer, salesperson or other person to give anyone written information other than this prospectus or to make representations as to matters not stated in this prospectus. Prospective investors must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of an offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that either the information contained herein or the affairs of Northridge Ventures Inc. have not changed since the date hereof.

Until ______________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses we will pay in connection with the offering described in this registration statement:

Amount

Accounting fees and expenses	2,500
Legal fees and expenses	2,500

Total	$5,000

All expenses are estimated.

Item 14. Indemnification of Directors and Officers.

Nevada law provides for discretionary indemnification for each person who serves as one of our officer or directors. We may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of our officers or directors. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Article Twelfth of our Articles of Incorporation states that no director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the NRS. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

Our Bylaws provide the following indemnification under Article VI:

01. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action proceeding, had reasonable cause to believe that such person's conduct was unlawful.

II-1

02. Derivative Action. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in the Corporation's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) and amount paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to amounts paid in settlement, the settlement of the suit or action was in the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the Corporation unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation.

03. Successful Defense. To the extent that a director, trustee, officer, employee or agent of the Corporation has been successful on the merits or otherwise, in whole or in part in defense of any action, suit or proceeding referred to in Sections 01 or 02 of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

04. Authorization. Any indemnification under Sections 01 and 02 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 01 and 02 of this Article. Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) is such a quorum is not obtainable, by a majority vote of the directors who were not parties to such action, suit or proceeding, or (c) by independent legal counsel (selected by one or more of the directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (d) by the stockholders. Anyone making such a determination under this Section 04 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

05. Advances. Expenses incurred in defending civil or criminal action, suit or proceeding shall be paid by the Corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 04 of this Article upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be by the Corporation as authorized in this Section.

06. Nonexclusivity. The indemnification provided in this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

07. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability.

08. Further Bylaws. The Board of Directors may from time to time adopt further Bylaws with specific respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the Nevada Revised Statutes.

II-2

Item 15. Recent Sales of Unregistered Securities.

On October 11, 2010, we sold 13,200,000 shares of our common stock at a price of $0.005 per share to one of our controlling stockholders for total cash proceeds of $66,000. The shares were issued without registration in reliance on an exemption provided by Item 903(b)(3) of Regulation S promulgated under the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

Item 16. Exhibits

Exhibit No.	Document
3.1	Amended and Restated Articles of Incorporation, Northridge Ventures Inc. (1)
3.2	Amended and Restated Bylaws, Northridge Ventures Inc. (2)
5.1	Legal opinion of Conrad Lysiak, Attorney and Counselor at law (4)
10.1	Mineral Claim Purchase Agreement (2)
10.2	Promissory Note issued to Aberfoyle Investments LP(3)
23.1	Consent of Chang Lee LLP, Chartered Accountants
23.2	Consent of Conrad Lysiak, Attorney and Counselor at law (4)
23.3	Consent of MNP LLP, Chartered Accountants
99.1	Specimen Subscription Agreement(3)
99.2	Map of the location of the Paradise River Property(3)

(1) Previously included as an exhibit to the Form 10-K filed August 13, 2010.

(2) Previously included as an exhibit to the Form 8-K filed October 12, 2010.

(3) Previously included as an exhibit to the Registration Statement on Form S-1 filed March 18, 2011.

(4) Previously included as an exhibit to the amended Registration Statement on Form S-1 filed September 12, 2011

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

1.                   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.                     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.                    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.                  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.                   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-3

3.                   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.                   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.                    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.                  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.                  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-4

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Ontario, Canada, on October 17, 2011.

.

NORTHRIDGE VENTURES INC.

By: /s/ Caroline Rechia

Caroline Rechia

President, Chief Executive Officer

Chief Financial Officer,

Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

By: /s/ Caroline Rechia

Caroline Rechia

President, Chief Executive Officer

Chief Financial Officer,

Principal Accounting Officer,

and a director